UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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W.W. Grainger, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

        March 18, 2011

Dear Grainger Shareholder:

       The W.W. Grainger, Inc. 2011 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 27, 2011, at 10 A.M. (CDT).

       We will report at the meeting on our operations and other matters of current interest. We will also present a slate of nominees for election as directors as well as proposals to ratify the appointment of independent auditor, to consider and hold an advisory vote on the compensation of the Company's Named Executive Officers, and to consider and hold an advisory vote on how frequently future advisory votes on executive compensation should occur. The Board of Directors and management cordially invite you to attend.

       The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

Sincerely,
/s/ J.T. Ryan James T. Ryan Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

A majority of the outstanding shares entitled to vote on a matter must be represented either in person or by proxy to constitute a quorum for consideration of that matter at the annual meeting of shareholders. If your shares are held by a broker, unless you provide specific voting instructions, your broker will not be able to vote your shares for the election of directors, on the advisory votes related to executive compensation, or on other non-routine matters.

Please make sure your shares are voted.

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
Fairfield Rd.
60/83
Town Line Rd.
21
St. Mary's Rd.
Bradley Rd.
60
Riverwoods Rd.
I-94
GRAINGER
Gilmer Rd.
45
Everett Rd.
43
Skokie Hwy.
Old McHenry Rd.
22
83
Half Day Rd.
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
12
Deerfield Rd.
Sanders Rd.
Lake Cook Rd.
41
Elmhurst Rd.
Milwaukee Ave.
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
Northwest Tollway
I-294
Waukegan Rd.
River/Mannheim Rd.
90
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14

100 Grainger Parkway
Town Line Rd.
60
Bradley Rd.
St. Mary's Rd.
94
Lake Forest
Waukegan Rd.
21
Everett Rd.
Vernon Hills
Milwaukee Ave.
Riverwoods Rd.
43

W.W. GRAINGER, INC.

2011 Annual Meeting of Shareholders

Wednesday, April 27, 2011—10 A.M. (CDT)

Location: W.W. Grainger, Inc.

100 Grainger Parkway

Lake Forest, Illinois 60045-5201

(847) 535-1000

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2011

       The annual meeting of shareholders of W.W. Grainger, Inc., will be held at its headquarters at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 27, 2011, at 10 A.M. (CDT) for the following purposes:

  1.
  To elect twelve directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2011;

  3.
  To consider and hold an advisory vote on the compensation of the Company's Named Executive Officers;

  4.
  To consider and hold an advisory vote on the frequency of the advisory vote on compensation of the Company's Named Executive Officers; and

  5.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

       The Board has fixed the close of business on March 7, 2011, as the record date for the meeting. Shareholders may vote either in person or by proxy.

       By order of the Board of Directors.

                      C. L. Kogl
                      Corporate Secretary

Lake Forest, Illinois
March 18, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2011

Grainger's Proxy Statement and Annual Report on Form 10-K are available in the 2011 Annual Shareholder Meeting/Proxy Information section of Grainger's Web site at http://www.grainger.com/investor and also may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters, 100 Grainger Parkway, Lake Forest, Illinois 60045-5201.

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of this proxy statement?

        This proxy statement relates to Grainger's 2011 annual meeting of shareholders to be held on April 27, 2011, and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy-soliciting materials to you and other shareholders began on or about March 18, 2011.

What matters are scheduled to be presented?

  •
  The election of twelve directors;

  •
  A proposal to ratify the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2011;

  •
  A proposal to consider and hold an advisory vote on the compensation of the Company's Named Executive Officers; and

  •
  A proposal to consider and hold an advisory vote on the frequency of the advisory vote on the compensation of the Company's Named Executive Officers.

Who is entitled to vote?

        Holders of shares of common stock outstanding on Grainger's books at the close of business on March 7, 2011, the record date for the meeting, may vote. There were 69,444,333 shares of common stock outstanding on that date.

If my shares are held in street name can my broker vote for me?

        Unless you have given specific voting instructions to your broker, your broker cannot vote your shares on the election of directors, on the advisory votes related to executive compensation or on any non-routine matters.

What is the difference between holding shares as "shareholder of record" and as "beneficial owner"?

        If your shares are registered directly in your name with Grainger's transfer agent, Computershare Trust Company, N.A., you are the shareholder of record with respect to those shares and you have the right to instruct us directly how to vote your shares or to vote in person at the meeting.

        If your shares are held in street name by a brokerage firm, bank, or other nominee, you are the beneficial owner of the shares. Your nominee is required to vote your shares according to your direction. If you do not instruct your nominee how you want your shares voted, your shares cannot be voted for the election of directors, on the advisory vote on the compensation of the Company's Named Executive Officers or on the frequency of the advisory vote on the compensation of the Company's Named Executive Officers. Please contact your brokerage firm, bank, or other nominee with instructions to vote your shares for the election of directors and on other matters to be considered at the meeting.

 How many votes do I have?

        You have the right to cumulative voting in the election of directors. This means that you have a number of votes in the election equal to the number of shares you own multiplied by the number of directors being elected. You can cast those votes for the nominees as you choose. For example, you may cast all your votes for one nominee or you may apportion your votes among two or more nominees.

        In any matter other than the election of directors, each of your shares is entitled to one vote.

Does Grainger have majority voting for election of directors?

        Yes. Directors are elected by the votes of a majority of the shares represented in person or by proxy at the meeting and entitled to vote.

What voting standard applies to the ratification of the appointment of independent auditor?

        Ratification of the appointment of independent auditor requires the affirmative votes of a majority of the shares represented in person or by proxy at the meeting and entitled to vote.

What voting standard applies to the advisory vote on the compensation of the Named Executive Officers?

        Although the shareholders' vote is advisory and therefore non-binding, the vote on the compensation of the Named Executive Officers—the Company's five highest paid officers whose compensation is discussed in the Compensation Discussion and Analysis—is determined by the votes of a majority of the shares represented in person or by proxy at the meeting and entitled to vote.

What voting standard applies to select the frequency of the advisory vote on the compensation of the Named Executive Officers?

        If a majority of the votes are not cast for one of the options for the frequency of the advisory vote (one year, two years, or three years), the Board of Directors will consider the option that receives the highest number of votes cast as the shareholders' preferred choice; however, this vote is advisory only and is not binding.

What if I don't indicate my voting choices?

        If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If we have received your proxy and you have not indicated otherwise, your shares will be voted as recommended by Grainger's Board. Specifically, your shares will be voted, either individually or cumulatively:

  •
  FOR the election of the director nominees;

  •
  FOR the proposal to ratify the appointment of the independent auditor;

  •
  FOR the approval of the advisory resolution on the compensation of the Company's Named Executive Officers; and

  •
  For ONE YEAR as the frequency for shareholder advisory votes on the compensation of the Company's Named Executive Officers.

        If you are a beneficial owner and the shares you own are held in street name by a brokerage firm, bank, or other nominee you must specifically instruct your nominee how you want your shares voted for the election of directors, on the advisory resolution on the compensation of the Company's Named Executive Officers, and on the advisory resolution on the frequency of the shareholder advisory votes on the compensation of the Company's Named Executive Officers; otherwise your nominee is not allowed to vote your shares. Please contact your brokerage firm, bank, or other nominee with instructions to vote your shares for the election of directors and on other matters to be considered at the meeting.

How does discretionary voting apply?

        Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy unless your proxy withholds discretionary authority.

May I revoke my proxy?

        Yes. You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary timely written notice that you are revoking your proxy; or

  2.
  Provide to Grainger another proxy with a later date (which can be done by telephone, by Internet, or by signing, dating, and returning a proxy form); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one set of proxy materials?

        Receiving multiple sets of proxy-soliciting materials generally means that your Grainger shares are held in different names or in different accounts. You must vote all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

        A majority of the outstanding shares entitled to vote on a matter, whether present in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. A quorum is necessary for valid action to be taken on the matter. Your shares will be present by proxy and count toward the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

        Grainger will pay all the costs of soliciting management proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy-soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses.

        In addition to mailing proxy-soliciting materials, Grainger's directors, officers, and regular employees may solicit proxies personally, by telephone, or by other means. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $7,000 for its services, plus reasonable costs and expenses.

Where can I find the voting results?

        We will report the voting results on either a Form 10-Q or on a Form 8-K within four business days after the end of our annual meeting. In addition, within 150 days of the annual meeting of shareholders but not later than 60 days before the Company's deadline for submission of shareholder proposals for the 2012 annual meeting of shareholders, the Company will report on a Form 8-K its decision as to how frequently its proxy-soliciting materials will include an advisory shareholder vote on the compensation of the Company's Named Executive Officers.

How do I submit a shareholder proposal or directly nominate a director at the 2012 annual meeting?

        If you wish to have a shareholder proposal included in Grainger's proxy-soliciting materials for the 2012 annual meeting of shareholders, please send a notice of intent to submit your proposal at that meeting to the Corporate Secretary at Grainger's headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the timing and other requirements of the proxy rules of the Securities and Exchange Commission. For a shareholder proposal relating to the 2012 annual meeting to be timely, Grainger must receive the notice no later than November 19, 2011.

        Grainger's by-laws require written notice concerning a shareholder submission of a proposal or a shareholder nomination of a person for election as a director at a meeting of shareholders. For a shareholder proposal, certain information about the shareholder and the proposal is required. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the prior year's annual meeting. Likewise, for a shareholder nomination, certain information about the shareholder and the nominee is required. For a nomination to be considered at Grainger's 2012 annual meeting, the notice must be furnished no later than November 19, 2011.

        A copy of the by-laws are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor or may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters, 100 Grainger Parkway, Lake Forest, Illinois 60045-5201.

DIRECTORS

Recommending Candidates for Board Membership

        The Board Affairs and Nominating Committee recommends candidates for Board membership based on a number of criteria, including ethical standards, judgment, independence and objectivity, strategic perspective, record of accomplishments, and business knowledge and experience applicable to Grainger's goals. Suggestions as to candidates are received from members of the Board Affairs and Nominating Committee, other directors, employees, search firms and others, including shareholders.

        Any shareholder who would like the Board Affairs and Nominating Committee to consider a candidate for Board membership should send a letter of recommendation containing the names and addresses of the proposing shareholder and the proposed candidate and setting forth the business, professional, and educational background of the proposed candidate, as well as a description of any agreement or relationship between the proposing shareholder and proposed candidate. A written consent of the proposed candidate to being identified as a nominee and to serve as a director if elected should also be provided. The communication should be sent by mail or other delivery service to the attention of the Corporate Secretary at Grainger's headquarters.

Director Independence

        The Board has adopted "categorical standards" to assist it in making independence determinations of nominees. The categorical standards are intended to help the Board in determining whether certain relationships between nominees and Grainger are "material relationships" for purposes of the New York Stock Exchange ("NYSE") independence standards. The categorical standards adopted by the Board have more restrictive thresholds than the NYSE's bright line revenue test for independence. The categorical standards adopted by the Board are set forth in Appendix A to this proxy statement and are also available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

        In the ordinary course of its operations during 2010, Grainger engaged in various types of transactions with organizations with which Grainger directors are associated in their principal business occupations or otherwise. Specifically, in the ordinary course of its business during 2010, Grainger bought products and/or services from, or sold products and/or services to, companies with which Messrs. Hall, Levenick, McCarter, Santi, and Slavik are associated as executive officers or otherwise. In no instance did the total amount of the purchases from or sales to any such company during 2010 represent more than 0.153% of the projected consolidated gross revenues of that company for the year or 0.295% of the consolidated gross revenues of Grainger for the year.

        In addition, as part of its overall 2010 charitable contributions program, Grainger made donations to tax-exempt organizations with which Messrs. Anderson, Gantz, Hall, McCarter, Novich, Roberts, and Santi serve as officers, directors or trustees. In no instance did the total amount of the contributions to such an organization during 2010 represent more than 0.247% of that organization's projected total contributions for the year.

        The Board considered these transactions and donations in assessing the independence of the directors involved against the NYSE's independence standards and Grainger's categorical standards, and determined that none of the directors had any direct or material indirect interest in the transactions and donations. Similar transactions and donations are likely to occur in the future, and are not expected to impair the independence of the directors involved.

        The Board has determined that each of Messrs. Anderson, Gantz, Hall, Levenick, McCarter, Novich, Roberts, Rogers, Santi, and Slavik, and Ms. Hailey has no material relationship with Grainger within the meaning of the NYSE independence standards and Grainger's categorical standards. The other nominee, Mr. Ryan, is a Grainger employee and, accordingly, is not considered "independent." All of the nominees were previously elected by the shareholders at the 2010 annual meeting of shareholders.

Annual Election of Directors

        Grainger's directors are elected each year at the annual meeting. As set forth in the Operating Principles for the Board of Directors, Grainger expects all directors and nominees to attend annual meetings. At the 2010 annual meeting, all of the directors were in attendance. In addition, all directors attended at least 75% of Board and Committee meetings.

        Twelve directors have been nominated for election at this year's annual meeting of shareholders. All directors are elected for a one-year term. The directors will therefore serve until the 2012 annual meeting of shareholders or until their successors have been qualified and elected. Details concerning the nominees are provided below.

        Majority (rather than plurality) voting applies to Grainger's director elections. Accordingly, directors are elected by the votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. A shareholder directing to withhold authority for re-election of directors will have the same effect as votes against the election of directors. Assuming a quorum is present, broker non-votes will not affect the outcome of the vote. If any of the nominees for director mentioned below should be unavailable for election, a circumstance that is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute nominee selected by the Board.

        The nominees have provided the following information about themselves, including their ages in March 2011. Unless otherwise indicated, each nominee has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 60, is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products, having served in that position until January 2005. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a position he assumed in 1998. He is also a director of A. M. Castle & Co., for which he is Chairman of the Board as well as a director of James Hardie Industries SE, and PulteGroup, Inc. and serves on the audit committees of each of those two companies. He is a director of The Nemours Foundation. Mr. Anderson, an independent director, was first elected a director of Grainger in 1999 and is Chairman of the Audit Committee, an "audit committee financial expert," and a member of the Board Affairs and Nominating Committee.

Wilbur H. Gantz, age 73, is President and Chief Executive Officer of PathoCapital LLC, a privately owned investment company. Mr. Gantz was formerly, Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., a position assumed in 2002. Previously he served as Chairman and Chief Executive Officer of PathoGenesis Corporation and as President of Baxter International Inc. During the past five years, Mr. Gantz served on the board of directors of Gambro, A.B. and Harris Financial Corp. He is a trustee of The Field Museum of Natural History. Mr. Gantz, an independent director, was first elected a director of Grainger in 1985 and is the Lead Director, the Chairman of the Board Affairs and Nominating Committee and a member of the Audit Committee.

Mr. Gantz has reached the age at which, under Grainger's Criteria for Membership on the Board of Directors, an outside director would generally not be nominated. However, the Board has determined that in the case of Mr. Gantz, an exception to this general principle is appropriate.

V. Ann Hailey, age 60, Former Chief Financial Officer of Gilt Groupe, an Internet retailer of discount luxury goods having served in that position until January 31, 2010. Previously she was with Limited Brands, Inc., where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006 and as Executive Vice President, Corporate Development from 2006 to 2007. Prior to joining Limited Brands in 1997, Ms. Hailey was Senior Vice President and Chief Financial Officer of the Pillsbury Company. She is also a director of Avon Products, Inc. and serves on its audit committee. During the past five years, Ms. Hailey served on the board of directors of Limited Brands, Inc. and the Federal Reserve Bank of Cleveland. Ms. Hailey, an independent director, was first elected a director of Grainger in 2006 and is a member of the Audit Committee, an "audit committee financial expert, " and a member of the Board Affairs and Nominating Committee.

William K. Hall, age 67, is a founding partner of Procyon Advisors, LLP and former Chairman of Procyon Technologies, Inc., a privately owned, Chicago-based holding company. Prior to assuming that position in 2000, Mr. Hall was Chairman and Chief Executive Officer of Falcon Building Products, Inc., a manufacturer and distributor of products for residential and commercial construction and home improvement markets. He currently serves on the boards of Actuant Corporation, A. M. Castle & Co., and Stericycle, Inc. and serves on the audit committee of Actuant Corporation. During the past five years, Mr. Hall served on the board of directors of Great Plains Energy Incorporated. He is a director of Northwestern University Settlement Association and a trustee of Rush University Medical Center. Mr. Hall, an independent director, was first elected a director of Grainger in 2005 and is a member of the Audit Committee, an "audit committee financial expert," and a member of the Board Affairs and Nominating Committee.

Stuart L. Levenick, age 58, is Group President of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Prior to assuming that position in 2004, Mr. Levenick served as Vice President, Caterpillar Inc. and Chairman of Shin Caterpillar Mitsubishi Ltd. from 2000 to 2004 and as Vice President, Asia Pacific Division from 2001 to 2004. He is also a director of Entergy Corporation. He is a director of the U.S. Chamber of Commerce, Executive Director of the Association of Equipment Manufacturers, a member of the board of directors of the Heart of Illinois United Way, and a member of the advisory board of Commerce Bank, Peoria, Illinois. Mr. Levenick, an independent director, was first appointed a director of Grainger in 2005 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

John W. McCarter, Jr., age 73, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. Mr. McCarter served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. He is a Fellow of the American Academy of Arts and Sciences; a member of the Board of Governors for Argonne National Laboratory; an Emeritus Trustee and former Chairman of Chicago's Public Television Station, Channel 11; a trustee of the National Recreation Foundation; a Regent at the Smithsonian Institution; and an Emeritus Trustee of the University of Chicago. Mr. McCarter, an independent director, was first elected a director of Grainger in 1990 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Mr. McCarter has reached the age at which, under Grainger's Criteria for Membership on the Board of Directors, an outside director would generally not be nominated. However, the Board has determined that in the case of Mr. McCarter, an exception to this general principle is appropriate.

Neil S. Novich, age 56, is the former Chairman, President, and Chief Executive Officer and a former director of Ryerson Inc., a major metal distributor and fabricator. Mr. Novich became Ryerson's President and Chief Executive Officer in 1996 and also Chairman in 1999, a position he held through 2007. He is also a director of Analog Devices, Inc. and Hillenbrand, Inc. He is a trustee of The Field Museum of Natural History and Children's Home & Aid, and a member of the Visiting Committee to the Physical Sciences Division, University of Chicago. Mr. Novich, an independent director, was first elected a director of Grainger in 1999 and is Chairman of the Compensation Committee and a member of the Board Affairs and Nominating Committee.

Michael J. Roberts, age 60, is Chief Executive Officer and the Founder of Westside Holdings, LLC, a marketing and brand development company. Formerly, he was President and Chief Operating Officer of McDonald's Corporation from 2004 to 2006. His previous positions at McDonald's Corporation included Chief Executive Officer—McDonald's USA during 2004; President—McDonald's USA from 2001 to 2004; and President, West Division—McDonald's USA from 1997 to 2001. Mr. Roberts is also a director of Qwest Communications International, Inc. and Standard Parking Corporation. Mr. Roberts is a director of the Chicago Council on Global Affairs. Mr. Roberts, an independent director, was first appointed a director of Grainger in 2006 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Gary L. Rogers, age 66, was Vice Chairman of General Electric Company from 2001 until his retirement in December 2003. Previously, Mr. Rogers was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Plastics from 1992 to 2001. During the past five years, Mr. Rogers served on the board of directors of Rohm and Haas Company and Wyeth. Mr. Rogers, an independent director, was first appointed a director of Grainger in 2004 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

James T. Ryan, age 52, is Chairman of the Board, President and Chief Executive Officer of Grainger, positions assumed in 2009, 2006 and 2008, respectively. Mr. Ryan became Chief Operating Officer and was appointed to Grainger's Board of Directors in 2007. Prior to that, Mr. Ryan served as Group President, a position assumed in 2004. He has served Grainger in increasingly responsible roles since 1980, including Executive Vice President, Marketing, Sales and Service; Vice President, Information Services; President, Grainger.com; and President, Grainger Parts. He is a trustee of the Museum of Science and Industry and DePaul University. He is also a member of the Civic Committee of the Commercial Club of Chicago, the Economic Club of Chicago, and Business Roundtable.

E. Scott Santi, age 49 is Vice Chairman of Illinois Tool Works Inc. ("ITW"), a worldwide manufacturer and marketer of engineered components and industrial systems and consumables. He assumed this position in December 2008. Until 2008, Mr. Santi served as an Executive Vice President of ITW responsible for the company's Worldwide Welding, Electronic Component Fabrication, and Aircraft Ground Support Equipment Groups. He is a member of the board of trustees of the Ravinia Festival Association. Mr. Santi, an independent director, was first elected a director of Grainger in 2010 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

James D. Slavik, age 58, is Chairman and a director of Mark IV Capital, Inc., a commercial real estate development and investment company. He is also a director of the Hoag Hospital Foundation. Mr. Slavik, an independent director, was first elected a director of Grainger in 1987 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Determination Regarding Director Experience, Qualifications, Attributes, and Skills

        The Company's directors and nominees have varied experiences, qualifications, attributes, and skills that assist them in providing guidance and oversight to the Company's management as it operates a multichannel business model through a network of branches, distribution centers, sales representatives, direct marketing, including catalogs, and a variety of electronic and Internet channels and with more than 18,000 employees in the United States, Canada, China, Colombia, India, Japan, Mexico, and Panama. With 2010 sales of $7.2 billion and a leading broad-line distributor of maintenance, repair and operating supplies and other related products and services in North America with an expanding presence in Asia and Latin America, the Company has a diverse customer base necessitating depth and breadth of product lines and offerings.

        The Board has identified experience, qualifications, attributes, and skills that in light of the Company's business and structure are relevant to service on the Board of Directors. The Board considers nominees who have demonstrated integrity and accomplishment in their business and professional careers and who possess the necessary experience, qualifications, attributes, and skills to contribute to the Board and the Company. In addition, ongoing director education, whether provided by the Company or by a third party, are important to service on the Board of Directors. Current nominees have engaged in continuing education and other programs to remain current in their particular areas of expertise as well as to further their understanding of corporate governance and in other matters relevant to the Company.

        The Board believes the experience, qualifications, attributes, and skills of each nominee qualify the nominee for service on the Board of Directors. Each of the current nominees has significant leadership experience in large, multifaceted organizations. This experience includes developing and executing corporate strategy, overseeing operations, and managing risks in organizations similar in size or complexity to the Company. The summary provided below is not a comprehensive statement of each nominee's background but is provided to describe the primary other experiences, qualifications, attributes, and skills that led the Board to nominate each individual.

        Mr. Brian P. Anderson served as the chief financial officer ("CFO") of two public companies, held finance positions including corporate controller and vice president of audit and was an audit partner at an international public accounting firm. As a result, Mr. Anderson has in-depth knowledge of accounting and finance as well as familiarity in risk management and risk assessment and the application of the Committee of Sponsoring Organizations of the Treadway Commission internal controls framework. In addition, while serving as a CFO of one of the two public companies, Mr. Anderson had primary responsibility for the supply chain and logistics of that company. Mr. Anderson also has in-depth experience in corporate governance matters and is the Chairman of the Board of a public company as well as a member of the governance committee of two other public companies. In addition, Mr. Anderson serves on the audit committee of three public companies, including Grainger.

        Mr. Wilbur H. Gantz has served as the chief executive officer ("CEO") of two multinational pharmaceutical companies, is well versed in regulatory and compliance frameworks and has had significant involvement in supply chain and product distribution. He has also had responsibility for international operations, which required living and working outside of the United States. Mr. Gantz has chaired governance committees for a number of companies and has served on the compensation committees of three public companies.

        Ms. V. Ann Hailey has served as the CFO of a multi-billion dollar public company as well as the CFO of a privately held company. She has held various other finance and planning positions at multinational public companies. In addition, Ms. Hailey has held positions in marketing, human resources, and business development including service as executive vice president, corporate development at a multi-billion dollar consumer products company. Ms. Hailey also possesses broad expertise in strategic planning, branding and marketing as well as recent experience in eCommerce and on-line selling. She also serves on the audit committee of another public company.

        Mr. William K. Hall has served as a senior executive at five multinational enterprises and as CEO of three manufacturing companies. Included in his responsibilities was the management of foreign operations. Mr. Hall also served as the chief marketing officer of a large manufacturing company for over five years. Through his years of service with public and private companies as well as on a university's faculty, Mr. Hall has in-depth experience in finance, strategy, business ethics and governance. In addition, Mr. Hall has extensive experience as a strategic management consultant providing planning services including analyzing and evaluating company financials and assessing acquisition and divestiture opportunities.

        Mr. Stuart L. Levenick serves as the president of a multinational manufacturing company and has had extensive international operations experience including positions outside the United States in numerous countries for more than 20 years. Mr. Levenick also has current and past operational responsibility for supply chain and logistics and current responsibility for the global parts and product support business as well as global marketing of his present employer. In addition, he has led his employer's global human resources function and has responsibility for that company's enterprise risk assessment.

        Mr. John W. McCarter, Jr. serves as the CEO of a large not-for-profit enterprise and was previously the senior vice president and practice lead for a management consulting firm. During his tenure as a consultant, Mr. McCarter consulted on corporate strategy and organization matters. Mr. McCarter also has extensive governance experience as the chairman of non-profit boards as well as past service as a trustee of two universities and service on public company boards. Mr. McCarter has served on audit committees of public and private companies and was the former director of finance and budget director for the State of Illinois.

        Mr. Neil S. Novich has served as the CEO and chairman of the board of a public multinational metal distributor and fabricator, where he was deeply engaged in that company's distribution operations on a domestic and international basis, and also in the leadership development and human resources functions. He was also a consultant for a management consulting firm for over 10 years developing strategies for its clients. As a result, Mr. Novich has in-depth supply chain, distribution and logistics experience. Mr. Novich also serves on the nominating and governance committee of another public company and the compensation committees of two other public companies.

        Mr. Michael J. Roberts served as president and chief operating officer of a multinational public food-service company and in this capacity had extensive management and profit and loss responsibilities. Further, he was responsible for the marketing and international operations of that company. Mr. Roberts also has significant human resources experience and serves on the compensation committees of two other public companies.

        Mr. Gary L. Rogers served as president and CEO of a global enterprise with responsibilities including international operations, global supply chain, distribution and logistics. Mr. Rogers also has a background in finance and accounting serving as part of the corporate audit staff and as division chief financial officer for that same enterprise.

        Mr. James T. Ryan is the Company's Chairman, President and CEO. He has served Grainger in many capacities over his 30 years with the Company including direct responsibility for purchasing and varied management roles in the supply chain operations of the Company. Previously, Mr. Ryan was directly responsible for the sales and marketing of the Company's United States operations. Mr. Ryan also has extensive experience in strategic planning, development and execution.

        Mr. E. Scott Santi is the vice chairman of a public manufacturer and marketer of products. Prior to assuming this position, he served in various management roles for the same company including positions requiring significant operational and financial responsibility. During his tenure he has had extensive international responsibility including operating responsibility for annual international revenues of several billion dollars. Mr. Santi has also had significant strategic marketing responsibilities and human resource experience including compensation policy, leadership development and succession planning.

        Mr. James D. Slavik is the chairman of a private commercial real estate development and investment company and was previously that company's CEO. As a result, Mr. Slavik has expansive knowledge in investments, financing and real estate. Mr. Slavik also worked at multiple commercial brokerage companies as an investment properties broker and led the marketing programs for clients' commercial properties.

Board Diversity

        One of the primary objectives of Grainger's corporate governance structure is to have a highly functional Board that properly oversees the Company's strategies and operations. The Board's Criteria for Membership on the Board of Directors ("Criteria") list the various characteristics that the Board Affairs and Nominating Committee should consider in reviewing candidates for the Board. In addition to relevant business experience, qualifications, attributes, skills, and the willingness to become involved with the Company, the Criteria also enumerate personal characteristics that should be considered, including reputation for ethics and integrity, common sense and judgment, independent and objective thought, and the consideration of diverse opinions.

        Regarding diversity, the Criteria specify that consideration shall be given to candidates without regard to race, color, religion, gender or national origin. To insure that the Board benefits from diverse perspectives, it seeks qualified nominees from a variety of backgrounds, including candidates of gender and racial diversity, and in any retained search for Board candidates, the Company specifies that the Board is seeking candidates with gender and racial diversity. The Board actively reviews diversity recruiting efforts.

 BOARD OF DIRECTORS AND BOARD COMMITTEES

        Five meetings of the Board were held in 2010. Each regular Board meeting included at least one executive session, during which only independent directors were present. In addition, the directors acted once by unanimous consent during the year.

        The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. All members of these committees are required to be "independent" directors. All non-employee directors have been determined to be independent. Committee memberships are shown in the following table:

Independent Directors' Committee Assignments

Name	Audit	Board Affairs and Nominating	Compensation

Brian P. Anderson	Chair	Member

Wilbur H. Gantz	Member	Chair

V. Ann Hailey	Member	Member

William K. Hall	Member	Member

Stuart L. Levenick		Member	Member

John W. McCarter, Jr.		Member	Member

Neil S. Novich		Member	Chair

Michael J. Roberts		Member	Member

Gary L. Rogers	Member	Member

E. Scott Santi	Member	Member

James D. Slavik		Member	Member

Lead Director

        The Operating Principles for the Board of Directors and the Company's by-laws created the leadership position of Lead Director, to be elected annually by and from the Board's independent directors. Mr. Wilbur H. Gantz was elected to serve as Lead Director after the April 2010 annual meeting of shareholders.

Audit Committee

        The Audit Committee met four times in 2010. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission ("SEC") and standards of the New York Stock Exchange ("NYSE"). The Board has also determined that each of Mr. Brian P. Anderson, Chairman of the Audit Committee, Ms. V. Ann Hailey and Mr. William K. Hall, each a member of the Audit Committee, is an "audit committee financial expert," as that term is defined in the applicable rules of the SEC.

        The Audit Committee assists the Board in its oversight responsibility with respect to Grainger's financial reporting process, Grainger's systems of internal accounting and financial controls, the integrity of Grainger's financial statements, Grainger's compliance with legal and regulatory requirements, the qualifications and independence of Grainger's independent auditor, and the performance of Grainger's internal audit function and independent auditor. It also has oversight responsibilities for various aspects of certain employee benefit plans. Additionally included among the responsibilities of the Audit Committee are the appointment, compensation, retention, and oversight of the independent auditor; the establishment of procedures for the treatment of complaints regarding accounting, internal accounting controls, and auditing matters; and the pre-approval of audit and non-audit services to be provided by the independent auditor. The Audit Committee has the further responsibility to review the Company's risk assessment and risk management process and policies and to oversee compliance with Grainger's Business Conduct Guidelines.

Board Affairs and Nominating Committee

        The Board Affairs and Nominating Committee met five times in 2010. The Board has determined that each of the members of the Board Affairs and Nominating Committee is "independent," as that term is defined in the independence requirements for members of nominating committees contained in the applicable standards of the NYSE.

        The Board Affairs and Nominating Committee makes recommendations to the Board regarding the makeup of the Board and its committees, establishes specific criteria by which potential directors shall be qualified, identifies potential nominees, makes recommendations concerning director and nominee independence, reviews transactions between Grainger and related persons (as further discussed below) as well as evaluates the overall performance of the Board. It also has primary oversight responsibility for corporate governance, including the responsibility to recommend corporate governance principles, recommend Board committee responsibilities and members, evaluate the Board in the area of corporate governance, including the adequacy of the information supplied to the Board and the Board's performance of its oversight responsibilities relative to the management of Grainger, and to recommend retirement, compensation, and other policies applicable to directors; and oversight responsibility of corporate citizenship activities to advance the interest of shareholders including involvement in the communities Grainger serves and promotion of a sustainable environment. Additional responsibilities of the Board Affairs and Nominating Committee are to review senior management organization and succession and to make initial assessments regarding major issues or proposals.

Compensation Committee

        The Compensation Committee oversees Grainger's compensation and benefits policies and programs (generally with regard to all employees and specifically with regard to officers), makes executive compensation decisions, and reviews and makes recommendations concerning other compensation related matters to be submitted to the Board and/or shareholders for approval. The general responsibilities of the Committee are to oversee:

  •
  That a market competitive compensation structure is in place that will attract, motivate, and retain key talent necessary to help deliver performance that will increase shareholder value;

  •
  That compensation and benefit policies and practices reflect the highest level of integrity;

  •
  That compensation, especially senior management compensation, is linked to performance, both personal and Company;

  •
  That the Company's competitive policies and practices for all employees are designed to avoid inappropriate risk taking incentives; and

  •
  That various stock and incentive plans are appropriately administered.

        In 2010, the Compensation Committee met five times and each meeting included an executive session without management present. The Board has determined that each of the members of the Compensation Committee is "independent," as that term is defined in the independence requirements for members of compensation committees contained in the applicable standards of the NYSE.

        The Compensation Committee annually reviews and approves corporate goals and objectives relevant to chief executive officer ("CEO") compensation, evaluates CEO performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the CEO's compensation based on this evaluation, in executive session without members of management present.

        In overseeing the Company's compensation systems, the Compensation Committee develops programs based on its own deliberations. It also considers alternatives and recommendations from its own independent consultant, a variety of other compensation and benefits consultants, and management. Since 2004, the Committee has retained Deloitte Consulting LLP ("Deloitte") as its independent compensation consultant. The independent compensation consultant is solely hired by and reports directly to the Committee. The Committee's practice is to routinely meet with the independent consultant in executive session, without management present, following each Compensation Committee meeting. The Committee has sole authority to retain and terminate the independent consultant, including sole authority to approve the consultant's fees. At the Committee's direction, the independent compensation consultant:

  •
  attends Committee meetings;

  •
  assists the Committee in evaluating compensation proposals;

  •
  helps analyze recommendations proposed by management;

  •
  assists with the design of the structure and metrics for incentive compensation programs;

  •
  responds to specific compensation-related inquiries, such as determining comparator companies used for compensation studies;

  •
  conducts risk reviews of the Company's performance and incentive based compensation programs; and

  •
  undertakes special projects.

        The Committee seeks advice from the independent consultant on compensation trends and best practices, as well as in reviewing the Company's programs and policies to ensure they are designed and operate to achieve their purposes and goals. During 2010, the independent consultant performed a number of specific projects, including assisting the Company in creating an internal risk review process of the incentive programs, providing advice on executive compensation trends, and attending all Compensation Committee meetings and executive sessions.

        Members of management (including certain of its "Named Executive Officers," or "NEOs") assist the Compensation Committee in performing its responsibilities by providing recommendations for the design of Grainger's compensation program for its NEOs, other officers, and other employees. Management also recommends salary and award levels, except those related to Mr. Ryan, Chairman of the Board, President and Chief Executive Officer. Mr. Ryan's salary and awards are reviewed by the Compensation Committee, either alone or together with the other independent directors (as directed by the Board), in executive session without members of management present.

        The Compensation Committee grants equity awards (stock options, restricted stock units ("RSUs"), and performance shares) to officers and other employees under the 2010 Incentive Plan. The Committee delegates to management a limited authority to grant stock options and RSUs to non-officer employees. Awards under this authority are granted under the terms and conditions that have been approved by the Committee. The pool of shares available to management under this delegation is refreshed annually to 50,000 stock options and 25,000 RSUs. The maximum amount that management is authorized to award any non-officer employee is 5,000 stock options and 2,500 RSUs, and awards are effective the first business day of the following month. Information concerning the grants is shared with the Committee at its next meeting. The Committee may terminate this delegation of authority at its discretion.

Leadership Structure

        The Board has carefully considered its leadership structure and believes that a combined Chairman/Chief Executive Officer position represents the best leadership structure for the Company.

        The Board has strong governance structures and processes in place to ensure the independence of the Board. These established structures and processes, which are reflected in the Operating Principles for the Board of Directors and the various Committee charters, provide for the independent directors to exercise authority so that the Board is effective in overseeing critical matters of strategy, operations, and reporting. Important duties performed by the independent directors, either collectively or through committees made up solely of independent directors, are selecting the Chairman and Chief Executive Officer and evaluating his or her performance and the resulting compensation.

        The Board believes that a single individual serving in the combined position of Chairman and Chief Executive Officer provides a useful and effective connection between the Board and Company management to help them act with a common understanding and purpose. This structure assists in the timely flow of relevant information that supports effective Board decision-making.

        The Board does not believe that separating the role of the Chairman and Chief Executive Officer would result in strengthening our corporate governance or in creating or enhancing long-term value for our shareholders. While the Board generally believes that splitting the positions is unnecessary and not in the best interest of shareholders, it temporarily separated the two positions in 2008 as part of a planned leadership succession process. The separation of these functions helped promote an orderly transition in Company leadership. At the end of the transition period, after consideration of the Company's governance structures, the Board determined it was appropriate to combine the Chairman and Chief Executive Officer positions.

        In deciding that a combined Chairman and Chief Executive Officer position is the appropriate leadership structure for the Company, the Board also recognized the need for independent leadership and oversight. Since 1995, the Company's Operating Principles for the Board of Directors have assigned a leadership role to the independent director serving as Chairman of the Board Affairs and Nominating Committee. Over time, this director has been responsible for facilitating Board involvement on major issues and/or proposals, reviewing meeting agenda and information to be provided to the Board, consulting with directors, the Chief Executive Officer, and management and presiding at executive sessions of the Board.

        In February 2010, the Board revised its Operating Principles and by-laws to create the leadership position of Lead Director, to be elected annually by and from the Board's independent directors. Among the duties assigned to the Lead Director is the responsibility for:

  •
  Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  Serving as the primary liaison between the Chairman and the independent directors;

  •
  Reviewing and approving the types of information sent to the Board;

  •
  Reviewing and approving meeting agenda for the Board to insure that critical issues are included;

  •
  Reviewing and approving meeting schedules to insure that there is sufficient time for discussion of all agenda items;

  •
  Conducting the Board's annual self-evaluation, including coordinating Board Committee evaluations;

  •
  Leading the Chairman/Chief Executive Officer evaluation and communicating to the Chairman/Chief Executive Officer the independent directors' annual evaluation of the Chairman/Chief Executive Officer's performance; and

  •
  Calling meetings of the independent directors if appropriate.

        We believe that given the Company's corporate governance structures and processes, a combined Chairman and Chief Executive Officer position in conjunction with an independent Lead Director provides effective oversight of management by the Board and results in a high level of management accountability to shareholders.

Board's Role in Risk Oversight

        The Company is a broad-line distributor of maintenance, repair and operating supplies and other related products and services serving businesses and institutions, providing customers with access to more than 900,000 products in the United States. The Company has a broad and diverse customer base. In 2010, sales transactions in the United States were made to approximately 1.7 million customers averaging approximately 96,000 daily transactions, with an average order size of approximately $250. No single customer's aggregate purchases represent more than 5 percent of the Company's total sales. The Company also has a diverse supplier base. In 2010, the Company purchased products from more than 2,000 key suppliers in the United States, and no single supplier represented more than 5 percent of the total purchases.

        The Board's role is to oversee risk assessment and risk management processes and policies used by the Company to identify, assess, monitor and address potential financial, compensation, operational, strategic and legal risks on an enterprise-wide basis. The Audit Committee of the Board also regularly reviews the Company's risk assessment and risk management processes and policies, including receiving regular reports from the members of the Company's management who are responsible for risk assessment and risk management on the effectiveness of the Company's enterprise risk management initiatives.

Available Information

        Grainger has adopted Business Conduct Guidelines for directors, officers, and employees, incorporating the Code of Ethics required by rules of the SEC to be applicable to a company's chief executive officer, chief financial officer, and chief accounting officer or controller, and intends to satisfy any disclosure requirements with respect to the Business Conduct Guidelines by posting the information on its Web site. Grainger also has adopted Operating Principles for the Board of Directors, which represent its corporate governance guidelines.

        Grainger's Business Conduct Guidelines and Operating Principles for the Board of Directors are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

        Also available in the Corporate Governance section of that Web site are the charters, adopted by the Board, of the Board's Audit Committee, Board Affairs and Nominating Committee, and Compensation Committee.

        All of these documents are also available to shareholders in print, free of charge, upon request to the Corporate Secretary at Grainger's headquarters, 100 Grainger Parkway, Lake Forest, Illinois 60045-5201.

Other Communications With Directors

        Grainger has established a process by which shareholders and other interested parties may communicate with the Board, Board committees, and/or individual directors on matters of interest. Such communications should be sent in writing to:

[Name(s) of director(s)]
or
[Non-management directors]
or
[Board of Directors]
W.W. Grainger, Inc.
P.O. Box 856
Skokie, Illinois 60076-0856

        If the matter is confidential in nature, please mark the correspondence accordingly. Additional information concerning this process is available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

DIRECTOR COMPENSATION

        The Company's 11 independent directors receive an annual cash retainer of $70,000 and an annual deferred stock grant of $100,000. Directors serving as Committee Chairs receive an additional annual retainer.

        The Company's 11 independent directors ("directors") are compensated at a level that approximates median market practice. Grainger pays these directors an annual cash retainer of $70,000 for the year beginning with the annual meeting of shareholders, which is intended to cover all regularly scheduled meetings of the Board and its committees. If additional meetings are held, a per-meeting fee of $1,500 is paid to each attending director. The Chairs of Board committees and the Lead Director receive additional annual retainers. For the Chair of the Audit Committee, the retainer is $10,000; for the Chair of the Compensation Committee, the retainer is $10,000; for the Chair of the Board Affairs and Nominating Committee, the retainer is $5,000; and for the Lead Director, the retainer is $5,000.

        All independent directors also receive an annual deferred stock unit grant. The number of shares covered by each grant is equal to $100,000 (based on the 200-day average stock price as of January 31, in the year of the grant, a methodology consistent with the calculation used for executive equity awards), rounded up to the next ten-share increment. The deferred stock units are settled upon termination of service as a director. Directors may also defer their annual retainers, committee chair retainers, and meeting fees in a deferred stock unit account.

        In benchmarking director pay, the Company uses the same compensation comparator group that is used to benchmark compensation for the Company's executives as described in the Compensation Discussion and Analysis. The Compensation Committee's independent compensation consultant periodically reviews the comparative information and advises on director compensation.

        The directors' compensation will be increased after the 2011 annual meeting of shareholders so that the annual retainer will be $85,000 and the deferred stock grant will be equal to $115,000. For the Chair of the Audit Committee, the annual retainer will be $20,000; for the Chair of the Compensation Committee, the annual retainer will be $15,000; for the Chair of the Board Affairs and Nominating Committee, the annual retainer will be $7,500; and for the Lead Director, the annual retainer will be $7,500.

        Stock ownership guidelines applicable to non-employee directors were established in 1998. These guidelines provide that within five years after election, a director must own Grainger common stock and common stock equivalents having a value of at least five times the annual cash retainer fee for serving on the Board. All directors are currently in compliance with the guidelines.

        Grainger provides travel and reimburses travel expenses relating to their service as a director and reimburses directors for attending continuing education programs. In addition, Grainger matches directors' charitable contributions on a three to one basis up to a maximum company contribution of $7,500 annually, and provides discounts on product purchases, both on the same basis as provided to U.S. Grainger employees.

        A director who is an employee of Grainger or any Grainger subsidiary does not receive any compensation for serving as a director.

 2010 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total

Brian P. Anderson	$80,000	$115,721	$0	$0	$0	$7,500	$203,221
Wilbur H. Gantz	$80,000	$115,721	$0	$0	$0	$7,500	$203,221
V. Ann Hailey	$70,000	$115,721	$0	$0	$0	$0	$185,721
William K. Hall	$70,000	$115,721	$0	$0	$0	$0	$185,721
Stuart L. Levenick	$70,000	$115,721	$0	$0	$0	$0	$185,721
John W. McCarter, Jr.	$70,000	$115,721	$0	$0	$0	$7,500	$193,221
Neil S. Novich	$80,000	$115,721	$0	$0	$0	$7,500	$203,221
Michael J. Roberts	$70,000	$115,721	$0	$0	$0	$7,500	$193,221
Gary L. Rogers	$70,000	$115,721	$0	$0	$0	$0	$185,721
James T. Ryan	$0	$0	$0	$0	$0	$0	$0
E. Scott Santi	$70,000	$115,721	$0	$0	$0	$0	$185,721
James D. Slavik	$70,000	$115,721	$0	$0	$0	$7,500	$193,221

(1)
Represents cash fees received in 2010.

(2)
Represents the grant date fair value of an award of 1,070 deferred stock units made on April 28, 2010, with immediate vesting that will be paid upon termination from service, computed in accordance with FASB ASC Topic 718. The stock units were determined by dividing the grant dollar value by the 200-day average stock price as of January 31 in the year of the grant, a methodology consistent with the calculation to be used for other executive equity awards.

(3)
Represents amounts paid by the Company to charitable organizations as part of the Company's matching gift program.

OWNERSHIP OF GRAINGER STOCK

        The table below shows how many shares of Grainger common stock the directors, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 7, 2011.

        Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had sole voting and investment power with respect to the indicated number of Grainger shares.

Beneficial Owner	Shares	Option Shares Exercisable Within 60 Days (1)	Stock Units (2)	Total	Percentage of Common Stock (3)

James D. Slavik (4) (5) (6) (7) 100 Bayview Circle Suite 4500 Newport Beach, CA 92660	4,165,697	5,300	13,266	4,184,263	6.0%
Brian P. Anderson	4,340	3,320	10,381	18,041	*
Court D. Carruthers	2,471	8,000	14,000	24,471	*
Wilbur H. Gantz (8)	12,800	5,300	22,881	40,981	*
V. Ann Hailey	200	0	5,265	5,465	*
William K. Hall	3,000	0	12,270	15,270	*
Ronald L. Jadin (9)	2,828	20,200	14,300	37,328	*
Stuart L. Levenick	400	0	10,814	11,214	*
Donald G. Macpherson	0	8,000	24,000	32,000	*
John W. McCarter, Jr. (10)	14,179	5,300	11,250	30,729	*
Neil S. Novich	5,340	0	14,842	20,182	*
Michael A. Pulick	2,665	22,500	25,500	50,665	*
Michael J. Roberts	1,000	0	10,029	11,029	*
Gary L. Rogers	310	0	6,646	6,956	*
James T. Ryan	42,556	146,550	101,000	290,106	*
E. Scott Santi	300	0	1,091	1,391	*
Directors and Executive Officers As a group (11) (12) (13)	5,589,494	292,970	354,085	6,236,549	8.4%

(1)
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.

(2)
Represents the number of stock units credited to the accounts of non-employee directors under the Director Stock Plan, the 2005 Incentive Plan, and the 2010 Incentive Plan, and the number of restricted stock units credited to the accounts of executive officers under the 1990 Long Term Stock Incentive Plan, the 2005 Incentive Plan, and the 2010 Incentive Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.

(3)
An asterisk (*) indicates less than 1%.

(4)
Mr. Slavik is known to be the beneficial owner of more than 5% of Grainger's common stock.

(5)
Includes 2,510,088 shares as to which Mr. Slavik has shared voting and/or investment power.

(6)
Excludes 705,046 shares held by certain of Mr. Slavik's family members, as to which shares Mr. Slavik disclaims voting or investment power.

(7)
Includes 252,804 shares that are pledged as collateral.

(8)
Includes 6,500 shares as to which Mr. Gantz has shared voting and investment power.

(9)
Excludes 17,900 option shares exercisable within 60 days held by Mr. Jadin's wife, as to which option shares Mr. Jadin disclaims voting or investment power.

(10)
Includes 14,179 shares as to which Mr. McCarter has shared voting and investment power with his wife.

(11)
Includes 3,845,515 shares as to which members of the group have shared voting and/or investment power.

(12)
Excludes 705,046 shares and 17,900 option shares exercisable within 60 days held by certain family members, as to which shares members of the group disclaim voting or investment power.

(13)
Includes 1,310,210 shares as to which a member of the group who is an Executive Officer may be deemed to have shared voting and investment power by virtue of his serving as a director of The Grainger Foundation, Inc. The Grainger Foundation was established in 1952 by William Wallace Grainger, the founder of Grainger, and is not directly affiliated with Grainger.

          The table below sets forth information concerning all other persons known to Grainger to beneficially own more than 5% of Grainger's common stock.

Beneficial Owner	Shares Beneficially Owned*		Percentage of Common Stock
David W. Grainger 100 Grainger Parkway Lake Forest, Illinois 60045	6,060,764	**	8.73%

*
Includes shares beneficially owned by affiliated entities.

**
As of the record date, March 7, 2011.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to Grainger and representations of those persons, Grainger believes that these filing requirements were met during 2010 except that, due to an error, an amended Form 3 was filed for Ms. Laura Brown as the original Form 3 did not include all of her owned Grainger equity securities.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission and standards of the New York Stock Exchange. The Audit Committee acts under a charter that is reviewed annually, was last amended by the Board on October 26, 2010, and is available on the Company's Web site at www.grainger.com/investor.

        Management is responsible for the Company's internal controls and the financial reporting process and for compliance with applicable laws and regulations. Ernst & Young LLP, the Company's independent auditor, was responsible for performing an independent audit of the Company's most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 114, "Communication with Those Charged with Governance" and Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 5, "An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements." Ernst & Young LLP also provided to the Audit Committee the letter and written disclosures required by the Ethics and Independence Rule No. 3526, "Communications with Audit Committees Concerning Independence," and the Audit Committee discussed with Ernst & Young LLP the matter of the firm's independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

                      Brian P. Anderson, Chairman
                      Wilbur H. Gantz
                      V. Ann Hailey
                      William K. Hall
                      Gary L. Rogers
                      E. Scott Santi
                      Members of the Audit Committee
                      of the Board of Directors

AUDIT FEES AND AUDIT COMMITTEE
PRE-APPROVAL POLICIES AND PROCEDURES

        The following table sets forth the fees for professional services rendered by Ernst & Young LLP with respect to fiscal years 2010 and 2009, respectively:

Fee Category	2010	2009
Audit Fees	$1,549,750	$1,549,750
Audit-Related Fees	293,000	242,100
Tax Fees	117,500	195,300
All Other Fees	3,000	3,000

Total Fees	$1,963,250	$1,990,150

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of Grainger's annual financial statements and internal control over financial reporting, review of the interim financial statements included in Grainger's quarterly reports on Form 10-Q, and other services normally provided in connection with Grainger's statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Grainger's financial statements. These services include the audits of Grainger's employee benefit plans and various attest services.

        Tax Fees.    Consists of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance with the preparation of various tax returns.

        All Other Fees.    Consists of fees billed for all other professional services rendered to Grainger.

Pre-Approval Policy for Audit and Non-Audit Services

        The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by Grainger's independent auditor. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for its 2011 annual meeting of shareholders and in its Annual Report of Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission. The Compensation Committee acts under a charter that is reviewed annually, was last amended by the Board on December 8, 2010 and is available on the Company's Web site at www.grainger.com/investor.

Neil S. Novich, Chairman Stuart L. Levenick John W. McCarter, Jr. Michael J. Roberts James D. Slavik
Members of the Compensation Committee of the Board of Directors

FEES FOR INDEPENDENT COMPENSATION CONSULTANT

        The Compensation Committee of the Board has engaged Deloitte as its independent compensation consultant. The following table sets forth the fees for services rendered by Deloitte and its affiliates with respect to fiscal year 2010:

Type of Fee	2010
Executive Compensation Consulting	$114,766
All Other Consulting	$432,778

Total Fees	$547,544

        Executive Compensation Consulting Fees:    Consists of fees billed for services provided to advise the Compensation Committee of the Board with respect to executive and director compensation.

        All Other Consulting Fees:    Consists of fees billed for all other services provided to Grainger. None of these fees are related to compensation matters.

        Since 2003, an affiliate of Deloitte has provided other services to Grainger that are unrelated to executive compensation matters. The decision to engage an affiliate of Deloitte for these other services was made by management. The Board has been aware of this ongoing work and the use of an affiliate of Deloitte but neither the Board nor the Compensation Committee specifically approved these services. The Committee believes that the scope and nature of these services do not impair the independence of its advisor.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion & Analysis Topics:

1.     Executive Summary

2.     Compensation Philosophy, Plans and Practices

3.     Compensation Committee of the Board

4.     Risk Assessment

5.     Role of Management

6.     Compensation Comparator Group

7.     Base Salaries

8.     Annual Incentives

9.     Long-Term Incentives

10.   Stock Ownership Guidelines

11.   Hedging Prohibition

12.   Other Benefits

13.   Employment Contracts, Change in Control Arrangements, and Termination of Employment Arrangements

14.   Compensation Recoupment Policy ("Clawbacks")

1.     Executive Summary

  The Company's compensation program is based upon a philosophy that is applied to all Company employees—to attract and retain the best people and provide them appropriate performance based incentives that encourage them to achieve results that create long-term shareholder value.

        Employees at all levels of the Company, including its executives, are provided clear incentives to grow the business (Sales Growth) while achieving investment returns (Return on Invested Capital, or "ROIC") for the Company's shareholders. The compensation program is structured to significantly reward long-term performance while not encouraging excessive risk taking.

        This Compensation Discussion and Analysis ("CD&A") describes the Company's compensation philosophy and programs generally, and explains the compensation paid to the five highest paid executives—the Named Executive Officers ("NEOs").

Named Executive Officers (NEOs) for 2010

Officer	Title

James T. Ryan	Chairman of the Board, President and Chief Executive Officer ("CEO")

Ronald L. Jadin	Senior Vice President and Chief Financial Officer ("CFO")

Court D. Carruthers	Senior Vice President and President, Grainger International

Donald G. Macpherson	Senior Vice President, Global Supply Chain

Michael A. Pulick	Senior Vice President and President, Grainger U.S.

        Compensation includes a combination of base salary, short-term incentives, long-term equity incentives including performance shares and stock options, and a performance based retirement vehicle. These components are combined to provide Company executives with appropriate incentives for profitable long-term growth.

        The Company uses the following components for NEO compensation:

Compensation Element	Purpose	Link to Performance	Fixed/ Performance Based	Short/Long Term

Base Salary	Establishes a market competitive level and provides an appopriate level of fixed compensation to attract and retain leaders.	Based on individual performance.	Fixed	Short-Term

Annual Incentive (Management Incentive Program)	Encourages annual results that create shareholder value.	Linked to annual achievement of predetermined Company objectives—annual sales growth and ROIC.	Performance Based	Short-Term

Stock Options	Directly link managers' and shareholders' interests by tying long-term incentives to stock appreciation.	The initial grant value (above or below target) is linked to individual performance, however the ultimate value of the program is linked to stock price performance for up to 10 years.	Performance Based	Long-Term

Performance Shares	Aligns compensation with the Company's business strategy and the long-term creation of shareholder value.	Linked to achieving specific pre-determined Company objectives and stock price over the three-year performance period—sales growth and 3-year ROIC.	Performance Based	Long-Term

Retirement/Profit Sharing Trust ("PST")
	Aligns the interests of the employees and shareholders as the Company's annual contribution is based on a formula that incorporates two key drivers of shareholder value—earnings performance and capital employed.	Linked to financial performance—minimum contribution at 8% , contributions greater than 8% are based on Company performance.	Performance Based	Long-Term

        Target total compensation for the Company's employees and executives is generally set to approximate the market median. However, individual components will vary because the Company believes that higher levels of long-term and performance based compensation—which aligns management to shareholders—is appropriate. Variable compensation as a percentage of total compensation generally increases with greater levels of responsibility within the Company. NEO compensation is structured so that the largest component is long-term equity, followed by base salary and the annual incentive plan (this detail is shown in the following table). Each NEO's compensation is compared to equivalent positions in a comparator group selected by the Board's Compensation Committee (with assistance from the independent compensation consultant).

        The table below contains NEO compensation components as a percentage of the total target compensation package. The Company's compensation is structured to align a substantial portion of

NEO pay to the performance of the Company. The use of performance based pay is slightly higher than the mix seen in the comparator group of companies.

	Performance Based Compensation		Fixed/Individual Based Compensation

NEO	Company	Target Market	Company	Target Market

Mr. Ryan	86%	86%	14%	14%

Mr. Jadin	76%	77%	24%	23%

Mr. Carruthers	75%	72%	25%	28%

Mr. Macpherson	78%	65%	22%	35%

Mr. Pulick	78%	77%	22%	23%

	Annual Compensation		Long-Term Compensation

NEO	Company	Target Market	Company	Target Market

Mr. Ryan	28%	31%	72%	69%

Mr. Jadin	40%	40%	60%	60%

Mr. Carruthers	42%	44%	58%	56%

Mr. Macpherson	38%	56%	62%	44%

Mr. Pulick	38%	41%	62%	59%

        "Performance Based Compensation" consists of the annual incentive plan, long-term incentives and the Profit Sharing Trust ("PST").

        "Fixed/Individual Based Compensation" consists of base salary.

        "Annual Compensation" consists of base salary and the annual incentive plan.

        "Long-term Compensation" consists of stock options, performance shares and the PST. Annual PST contributions are based on short-term performance however the value grows over time, distributions are restricted, and full vesting occurs after six years of service, making this component a long-term benefit.

2010 Performance

        The two metrics used to determine performance based compensation are year over year sales growth and ROIC. In 2010, Company sales were $7.2 billion (sales growth of 15.0% over 2009) and ROIC was 30.1%. Both measures exceeded the target performance goals.

ROIC	Sales Growth over Prior Year

        The Company's 2010 financial performance resulted in strong alignment between shareholder and management compensation value.

  •
  The annual incentive plan (Company MIP) payments were capped at 200% of target versus 0% in 2009.

  •
  Awards under the long-term 2009 Performance Share Program have an estimated value of 118% of target based on 2010 sales performance, however the award remains at risk until the three year ROIC hurdle is determined to have been met (for years 2009-2011).

2.     Compensation Philosophy, Plans and Practices

  As part of the Company's pay for performance philosophy, the Company's compensation program includes several features that create and maintain alignment with shareholders:

  •
  Emphasis on Variable Compensation. As addressed above, over 75% of the NEOs compensation is tied to Company performance which the Company believes drives shareholder value.

  •
  Ownership Requirements. The CEO is required to hold equity in the Company worth at least 6x his base salary, and all other NEOs are required to hold at least 3x.

  •
  Clawback Provisions. The Company has established recoupment policies for financial fraud and/or material inaccuracies for NEOs as well as recoupment for violations of non-competition and non-solicitation for all participants.

  •
  Performance Thresholds and Caps. Both the annual incentive and performance share programs require a threshold level of performance in order to achieve any payment, and the maximum payments are capped.

  •
  Annual Risk Reviews. The Company conducts an annual risk review based on a process recommended by the Compensation Committee's independent consultant.

  •
  Minimal Perquisites.

  The Company's compensation programs also maintain alignment with shareholders by not including certain features:

  •
  No Excessive Change in Control Severance. The maximum cash benefit is equal to 2x salary and target bonus.

  •
  No Tax Gross-Ups. All existing Change in Control Agreements have been amended to no longer include a tax gross-up benefit.

  •
  No Employment Agreements. The Company does not maintain any employment agreements with its executives.

  •
  No Reloads, Repricing, or Options issued at a Discount. Options issued will not be repriced, replaced, or regranted through cancellation or by lowering the option price of a previously granted option.

  •
  No Payment of Dividend Equivalents on Unearned Performance Shares or Stock Options.

        Overall, the Company's compensation program is designed to be straightforward and understandable to its employees and shareholders, and to drive long-term shareholder value creation by aligning compensation to both individual and Company performance.

3.     Compensation Committee of the Board

  The Compensation Committee of the Board is responsible for the Company's compensation programs and for making salary and award decisions for the CEO.

        The Compensation Committee oversees the Company's compensation and benefit programs for all officers and employees. The Committee is responsible for ensuring that the Company's compensation practices reflect the highest level of integrity and that these practices protect the interests of shareholders. One of its responsibilities is to make certain that a competitive compensation structure is in place that will attract, reward, and retain employees and to motivate them to grow the business profitably. The Committee is also charged with ensuring that compensation, especially for executives, balances performance, provides appropriate incentives to increase long-term shareholder value, and ensures that compensation policies and practices for all employees are designed to avoid inappropriate risk taking incentives.

        In setting individual compensation levels, the Compensation Committee (with assistance from the independent compensation consultant, Deloitte Consulting LLP ("Deloitte"), and management) selects a compensation comparator group of companies and reviews studies of total compensation paid to executives occupying similar positions with similar duties and responsibilities in those companies. The Committee then considers a variety of reference points, including competitive compensation data at the 25th, 50th, and 75th percentiles, the executive's overall experience, individual and Company performance, replaceability, internal equity, unique skills, and management's recommendation to determine appropriate compensation for each executive. All elements of compensation are valued and reviewed in evaluating the relative competitiveness of the Company's compensation practices against the comparator group. Target total compensation for the Company's employees and executives is generally set to approximate the market median.

        The Compensation Committee annually reviews a tally sheet for each NEO to evaluate the potential value of all compensation. The tally sheet includes each NEO's current base salary, annual incentive award, and the value of all outstanding equity-based awards (both vested and unvested), deferrals, benefits, and perquisites, as well as potential payments under retirement and certain change in control situations. Since no NEO has an employment agreement with the Company that guarantees continued employment, the tally sheets also facilitate the Committee's evaluation of the reasonableness of awards and their likely retention value.

        Under its charter, the Compensation Committee both makes executive compensation decisions and recommends actions to the Board of Directors and to shareholders (for example, related to the Say-on-Pay vote), as appropriate. In discharging its responsibilities, the Committee regularly consults with independent advisors, compensation consultants, and the Company's management. The Compensation Committee's charter can be found in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

4.     Risk Assessment

  The Compensation Committee's oversight responsibility includes assessing the relationship between potential risk created by Company's compensation programs and their impact on long-term shareholder value. The Company's compensation programs are designed to include risk mitigating features, and the Committee also engaged its independent compensation consultant (Deloitte) to assist with the design of an annual internal risk assessment of all incentive-based compensation, including short-term and long-term incentive programs.

        The incentive compensation programs incorporate risk-mitigating components, including:

  •
  Balanced performance measures—for example, sales growth combined with profitability;

  •
  Robust performance measure selection and goal setting;

  •
  Balanced mix of short-term and long-term incentives;

  •
  Balanced mix of equity vehicles—for example, stock options and performance shares;

  •
  Clawback provisions to recoup incentive compensation; and

  •
  Stock ownership requirements.

        In 2009, the Committee engaged its independent compensation consultant (Deloitte) to conduct a risk assessment that would be completed every three years. For the interim years, the Company established an annual internal risk review process based on best practices recommended by the Committee's independent consultant. This interim review was conducted in 2010. The results of the risk reviews were discussed with the Committee.

        Based on the findings and the Committee's discussion and review of the risk assessment, the Committee does not believe that the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

5.     Role of Management

  Management assists the Compensation Committee in the design, recommendation and implementation of compensation programs.

        Members of management assist the Compensation Committee by routinely recommending programs that management believes will provide the appropriate level of compensation and incentives consistent with the Company's compensation philosophy. Consistent with this process, management works with advisors from Aon Hewitt to develop market information and recommends adjustments in base salaries, annual incentive targets, and long-term incentive awards to be reviewed by the Compensation Committee and approved by the Board. For officers including the NEOs other than Mr. Ryan, the recommendations also include the structure and targets of short-term and long-term incentive programs for all employees, as well as changes to programs required for regulatory compliance. These recommendations are reviewed and approved by the CEO before they are presented to the Compensation Committee. In approving compensation, the Committee reviews and discusses these recommendations in conjunction with its independent compensation consultant.

6.     Compensation Comparator Group

  The Company's compensation program is regularly benchmarked against a Compensation Committee-approved comparator group of companies that are similar to the Company in size and complexity. The Company performs these studies to understand current market practices and to provide a reference point for compensation discussions.

        Every other year, the Compensation Committee (with assistance from its independent compensation consultant—Deloitte) selects a compensation comparator group of companies and undertakes a study of total compensation paid to executives occupying similar positions with similar duties and responsibilities in the comparator companies. All elements of compensation are valued and considered when determining the relative competitiveness of the Company's compensation practices. A comparator group compensation study was conducted in 2010 ("2010 Compensation Study").

        The current comparator group consists of 24 businesses that are relatively similar in complexity and size to the Company and are representative of the types of major companies with which the Company historically competes for executive talent. The competitive market for executive talent includes companies both within and outside the same industry or sector as the Company. Most of the Company's publicly-traded direct competitors tend to be too small in sales or scope of operations for direct compensation comparisons with the Company. Including a broader range of companies provides a more representative depiction of the Company's competitive market for talent. Therefore, companies used for compensation comparison purposes differ from those in the industry indices used in the Company Performance Graph in Part II, Item 5 of the Company's most recent Annual Report on Form 10-K.

        Management played a minimal role in selecting the compensation comparator group, as the Committee relies on Aon Hewitt for survey and market data and its independent compensation consultant (Deloitte) for assistance. The role of management in selecting the comparator group was limited to providing general comments on the relevance of each industry represented by the comparator companies.

        Below is the 2010 Compensation Study comparator group.

Company Name	2009 Revenues ($mil)	2009 Enterprise Value* ($mil)
Allegheny Technologies Inc	$3,055	$4,753
Ball Corp	$7,345	$7,251
Clorox Co	$5,450	$10,707
Cooper Industries	$5,070	$7,666
Dover Corp	$5,776	$8,670
Eastman Chemical Co	$5,047	$5,197
Eastman Kodak Co	$7,606	$299
Fortune Brands Inc	$6,205	$10,547
Genuine Parts Co	$10,058	$6,220

Company Name	2009 Revenues ($mil)	2009 Enterprise Value* ($mil)
Goodrich Corp	$6,686	$9,191
Harley-Davidson Inc	$4,782	$9,874
Hershey Co	$5,299	$7,266
Manitowoc Co	$3,783	$3,360
Mattel Inc	$5,431	$6,772
Meadwestvaco Corp	$6,049	$6,216
Officemax Inc	$7,212	$2,285
Owens Illinois	$7,067	$8,336
Pactiv Corp	$3,360	$4,423
Rockwell Collins Inc	$4,477	$8,305
Ross Stores Inc	$7,184	$5,069
Sealed Air Corp	$4,243	$4,441
Sherwin-Williams Co	$7,094	$7,736
Temple-Inland Inc	$3,577	$5,071
Terex Corp	$4,043	$3,178
25th %ile	$4,418	$4,675
Median	$5,440	$6,496
75th %ile	$7,073	$8,313
W.W. Grainger, Inc.	$6,222	$7,261
W.W. Grainger, Inc. Percentile Rank	65%	60%

*
Enterprise Value is calculated as market capitalization plus debt, minority interest and preferred shares, minus total cash and cash equivalents.

        Upon review of the tally sheets along with the 2010 Compensation Study, the Compensation Committee concluded the earned and potential awards were consistent with the Company's pay philosophy, Company and individual performance, and market practices. Based on this review, the Committee did not make specific adjustments to the Company's compensation programs.

7.     Base Salaries

  Base salaries are intended to provide an appropriate level of fixed compensation to attract and retain executives. Base salaries are determined after a detailed evaluation of individual performance, competitive market levels, and executive experience.

        Annual base salary adjustments are considered and implemented to reflect individual performance, contribution and experience, and to maintain market competitiveness. The 2010 Compensation Study showed that, on average, the Company's base salaries for NEOs were slightly below the market median.

        Base salary increases for the NEOs, with the exception of Mr. Ryan, are reviewed and approved by the CEO before they are presented to the Compensation Committee. In approving recommendations, the Committee reviews these recommendations in conjunction with its independent compensation consultant.

        The compensation awarded to Mr. Ryan is determined by the Compensation Committee with assistance from its independent compensation consultant and in relation to competitive market data. The Compensation Committee reviews and approves the corporate goals and objectives relevant to Mr. Ryan's compensation and evaluates his performance in light of those goals and objectives. Either alone as a Committee or together with the other independent directors (as directed by the Board), the Compensation Committee determines and approves his compensation level based on this evaluation, in executive session without members of management present.

        Following the annual performance management review process (which all employees participate in), base salaries are reviewed and adjusted (if appropriate) to reflect individual performance, base salaries for comparable positions from market studies, experience, tenure, and internal equity.

        Based on the above mentioned process, on April 1, 2010, the following base salary adjustments were made for the NEOs: Mr. Ryan's base salary was increased to $900,000 (+ 5.9%); Mr. Carruthers' base salary was increased to C$477,000 (+ 6.0%); Mr. Macpherson's base salary was increased to $445,000 (+11.3%); and Mr. Pulick's base salary was increased to $445,000 (+ 6.0%). Mr. Macpherson's increase included both a performance adjustment and a market adjustment to align his pay to a competitive level. On January 1, 2010, Mr. Jadin (CFO) received an increase changing his base salary to $500,000 (+14%). Mr. Jadin's increase included both a performance adjustment and a market adjustment to align his pay to a competitive position.

8.     Annual Incentives

  Annual incentives are intended to provide an appropriate level of variable compensation to encourage executives to achieve annual results that create shareholder value.

        NEOs, along with approximately 1,600 other managers, are eligible to receive short-term cash-based incentives on the achievement of specified annual Company-wide financial performance measures set forth in the Company Management Incentive Program ("MIP"). The Company structures the MIP to motivate performance that balances short-term and long-term results and aligns the interests of management with shareholders.

        Each NEO's target incentive award under the annual incentive program is based on a review of competitive market practice and is designed to approximate a market value that is generally at the median of the comparator group. The following table displays the 2010 MIP target, program and payment applicable to each NEO.

			Actual Payment % (as a % of target)
	Target Incentive % (as a % of base salary)
Name		Program

James T. Ryan	110%	Company	200%

Ronald L. Jadin	70%	Company	200%

Court D. Carruthers	70%	Company (weighted 25%) International (weighted 75%)	173%

Donald G. Macpherson	70%	Company	200%

Michael A. Pulick	70%	Company	200%

A portion of Mr. Carruthers MIP is aligned with his international responsibility.

        The Compensation Committee and management perform a thorough analysis in setting financial measures and goals for the Company MIP to ensure the program appropriately balances the Company's objectives, is aligned with long-term shareholder interest, and has risk-mitigating components. While the measures and goals are clearly aligned with the Company's strategy, they also account for current economic conditions. The combination of ROIC and sales growth performance, as well as threshold, target, and maximum payment levels, serve to mitigate risk to the Company's shareholders.

        The Company believes the design of the annual incentive program encourages performance that creates shareholder value by focusing on profitable sales growth and ROIC. The basic framework of the MIP has been in place for the past ten years, although specific objectives and performance target levels have been modified on a year-by-year basis. ROIC and sales growth remained the key structural components for the 2010 MIP. ROIC reflects how effectively management uses Company assets and is generally defined by the Company as pre-tax operating earnings divided by net working assets. Sales growth is determined by year-over-year results. The total MIP payment is calculated as follows:

MIP Payment = (ROIC Performance + Sales Growth Performance)

        This framework was selected to align with Company strategy and to balance sales growth with profitability, efficiency, expense management, and asset management. These measures are consistent with the Company's objective of growing profitably over time, which it believes is closely linked with shareholder value creation. The MIP framework allows the Compensation Committee the annual opportunity to adjust performance objectives in light of the current economic and competitive environment.

        The 2010 Company MIP was based on the Company's ROIC and year-over-year sales growth. The Company determined the payment earned for ROIC and the payment earned for sales growth, and, if the minimum performance thresholds were achieved, the two amounts were added together. Payments were based on the following tables:

2010 Management Incentive Program
Payout Tables

ROIC	Payment %	Sales Growth	Payment %

20%	0%	0%	0%

21%	12%	3%	25%

22%	24%	6%	50%

23%	36%	9%	150%

24%	48%

25%	60%

Payment was capped at 200%

        For the year 2010, ROIC was 30.1% and sales growth was 15.0%. Based on these results, Company MIP was paid at the plan's cap of 200%.

        The following table shows various payout scenarios.

        The Company believes that it set the ROIC and sales growth targets so that they provide the appropriate level of motivation. Under the terms of the annual program, the Committee has the discretion to adjust MIP payment amounts to correct for any unusual circumstances, both positive and negative, that might affect ROIC or sales growth. No discretionary adjustments were made in 2010.

        Due to the nature of Mr. Carruthers' role, his MIP award was based on the performance of the Company (25%) and the international business units (75%). The portion of Mr. Carruthers' MIP that is based on the results of the international business units is weighted as follows: Acklands-Grainger Inc. ("AGI") at 35%, China at 15%, India at 15%, International Market Development at 10%, and Latin America at 25%. The business unit programs are measured based on profitable sales growth for each corresponding business.

        Mr. Carruthers' 2010 MIP payout was based on the objectives shown in the table below.

Overall Weight	Weight of Business Unit	Business Unit Program (currency)	Business Unit MIP Objectives		Business Unit Results		Incentive Multiple	Weighted Multiple	Percent of Target Award Paid

	35%	AGI (CAD)	Sales Growth	ROIC	Sales Growth	ROIC
			3.8%	11.4%	12.7%	11.1%	192%	67%	50%

		Latin America	Sales Growth	Operating Earnings	Sales Growth	Operating Earnings
		Mexico Interior (MXN)	2.4%	5.5	23.4%	76.5
	25%	Mexico Border (USD)	6.7%	—	16.7%	—
		Puerto Rico (USD)	2.0%	1.7	17.7%	2.4
75%		Panama (USD)	54.0%	0.0	27.0%	0.51
							182%	46%	34%

	15%	China (RMB)	Sales Growth	Operating Earnings	Sales Growth	Operating Earnings
			65.0%	(40.5)	68.6%	(33.8)	143%	21%	16%

	15%	India (INR)	Sales Growth	Operating Earnings	Sales Growth	Operating Earnings
			61.5%	(57.4)	34.5%	(69.7)	68%	10%	8%

	10%	International Market	Sales Growth	Operating Earnings	Sales Growth	Operating Earnings
		Development (USD)	5.3%	8.7%	8.0%	9.4%	200%	20%	15%

25%	100%	Company (USD)	Sales Growth	ROIC	Sales Growth	ROIC
			6.0%	24.2%	15.0%	30.1%	200%	50%	50%

2010 Multiple									173%

        Incentive amounts paid to Messrs. Ryan, Jadin, Carruthers, Macpherson, and Pulick were based on the performance targets established for the 2010 MIP and were made under a separate annual incentive program described in the 2005 Incentive Plan. The previously named NEOs were designated as "Covered Employees" under the 2005 Incentive Plan, a separate shareholder-approved plan providing for, among other things, annual incentive programs funded through amounts determined by reference to the Company's reported net earnings. This program is designed to ensure that annual incentives are performance-based and fully tax deductible by the Company under Section 162(m) of the Internal Revenue Code. Under the program, the Committee allocates a portion of an incentive pool to each participant, which is funded with 5% of the Company's net earnings and the independent members of the Board have the authority to make specific awards. The sum of the individual participants' percentages may not be greater than 100% of the pool. The 5% funding level and predetermined incentive pool allocations were selected to provide the independent members of the Board with sufficient flexibility to calculate an appropriate level of incentive for each executive while complying with Section 162(m). The independent members of the Board may use their discretion to reduce these amounts but may not increase them. For 2010, the program created a pool of $25.5 million, of which only $4.5 million or 18% of the total pool was distributed to participants. Consistent with prior years, the Board used its discretion to reduce the amounts to yield payments equal, on a percentage basis, to those made under the 2010 annual incentive programs.

        Consistent with current practices, the 2011 MIP will also include sales growth along with ROIC as performance measures. Operating earnings may be used in place of ROIC in some international business units when ROIC is not an appropriate measure.

9.     Long-Term Incentives

  The Company annually provides long-term incentives to NEOs and other key managers in order to align with the following elements of the Company's strategy which improve shareholder value:

  •
  Achieve long-term business goals and objectives (including achieving financial performance that balances growth, profitability, and asset management);

  •
  Reward management for taking prudent action and achieving results that create shareholder value;

  •
  Attract qualified managers to join the Company; and

  •
  Retain management through business cycles.

        The Company's long-term incentives for NEOs consist of stock options and performance shares and are provided under the shareholder-approved incentive plans. In 2010, the Company structured awards such that stock options represent approximately 70% of the total value of long-term incentive compensation and performance shares represent approximately 30% of the total value. Providing a mix of different types of equity awards reflects market practices for senior executives. The 2010 Compensation Study suggests that the long-term compensation plans at many comparator companies use a mix of three types of equity awards—performance shares, options, and restricted stock units ("RSUs"). However, the Company believes that performance shares and options create a strong alignment to Company performance. The 70/30 (option/performance share) mix provides an effective level of long-term performance incentive and the three year vesting schedules serve to aid in executive retention.

        The target number of shares provided for options and performance share awards is designed to approximate an economic value that is generally at the median of the compensation comparator group for comparable jobs. The Compensation Committee annually establishes the target value of the award based on the executive's organizational position. The actual award may be adjusted up or down to reflect individual performance. The value is converted to shares using the 200-day average stock price as of January 31 in the year of grant.

NEO Long-Term Incentives

Award	Weight	Vesting & Term	Performance Measure

Stock Options	70%	3 year cliff vesting, 10 year term	Grant allocated based on individual performance, long-term value based on appreciation in stock price.

Performance Shares	30%	3 year cliff vesting contingent on performance	Sales growth measured in year two of the performance cycle, with 3 year average ROIC.

Stock Options

        The Company's stock options provide the right to purchase Company stock at a specified price over a ten year term, once vesting occurs on the third anniversary of grant. They are intended to directly link management and shareholders' interests by tying a substantial portion of management's long-term incentives to stock price appreciation. The ten year term is designed to focus management on long-term value creation. Three year cliff vesting encourages meaningful retention before an executive can realize any value created by stock price appreciation. In all cases, stock options are awarded at an exercise price equal to the closing price of the Company's common stock reported for the business day before the grant. Stock option repricing is not permitted under any of the Company's equity incentive plans.

Performance Shares

        The Company's performance share program provides the NEOs with a potential share payout depending on sales growth and continued ROIC achievement over a three year cycle. The actual number of shares paid to an NEO can range from 0 to 200% of the target number of performance shares awarded. The Compensation Committee (with the assistance of its independent compensation consultant) and management perform a thorough analysis in setting the financial measures and goals for performance cycles that begin January 1 of each year. The combination of ROIC and sales growth performance serve to mitigate risk to the Company's shareholders, as do the threshold, target, and maximum payouts built into the program.

        The Company established the annual performance share program in 2006. Due to the three year cycle that each program covers, the Company has three performance share programs ongoing at all times.

2008-2010 Performance Share Cycle

        For the performance share cycle that began on January 1, 2008, the program was measured against 2007 sales of approximately $6.4 billion, along with three year average ROIC performance above 18%. The sales growth performance was determined according to the following table:

Actual 2008 Sales Growth Performance	Payout as a Percent of Target

< 5% (approximately $6.7 B)	0%

5% (approx. $6.7 B)	50%

9% (approx. $7.0 B)	100%

12% (approx. $7.2 B)	200%

        Year-over-year sales growth for 2008 was 6.7% which led to approximately $6.8B in annual sales. Based on this performance, participants were awarded 71% of their Target. The Company's average ROIC for the three year period was 28.2%, therefore this award vested on December 31, 2010.

2009-2011 Performance Share Cycle

        For 2009, a change was made to the sales component of the performance share program—the year of sales revenue measurement was moved from the first year to the second of the three years covered by the program. This change was implemented to align the program with increased long term focus. For this performance share cycle, the 2010 sales revenue target was measured against 2008 sales of $6.8 billion, with awards based on year two sales revenue and three year ROIC performance. Based on the economic contraction that began in 2008 and carried into 2009, the 100% payout was set at $7.0 billion. This was done to emphasize the need to maintain sales levels during the downturn. The adjustment to the target performance shares for this program cycle will be made according to the following table:

2010 Total Company Sales	Payout as a Percent of Target

< $6.5B	0%

$6.5B	50%

$7.0B	100%

$8.0B	200%

        In 2010 sales were $7.2 billion therefore the participants were awarded 118% of their target. This award, remains at risk through 2011. In order for the award to vest, the Company's average ROIC for the three year period 2009-2011 must be equal to or greater than 18%.

2010-2012 Performance Share Cycle

        The performance share cycle that began on January 1, 2010 was measured against 2009 sales of $6.2B with awards based on year two (2011) sales revenue and the average three year ROIC performance. The Company's net sales in 2011 will determine the number of shares earned, while vesting is dependent on meeting a three year ROIC hurdle of 18%. Consistent with the design of the

2009-2011 Performance Share Cycle, an emphasis has been placed on maintaining and growing Company sales. Specifically, the 2010 performance share program was structured as follows.

2011 Total Company Sales	Payout as a Percent of Target

< $6.4B	0%

$6.4B	50%

$7.1B	100%

$7.6B	200%

        Payment amounts are interpolated as necessary. The previous tables contain performance payout targets that are not historical in nature but concern future results and objectives, and, as such, they may be deemed to be "forward-looking statements" under the federal securities laws. Grainger cannot guarantee that any results and objectives will be realized and undertakes no obligation to publicly update the forward-looking statements.

        The Compensation Committee selected these measures because they balance sales growth with long-term profitability, expense management, and asset management and are consistent with the short-term objectives established in the annual incentive program. The Committee may use different sales growth and ROIC objectives and targets from year to year to maximize alignment with then-current business objectives and to reflect economic conditions. Beginning in 2009, and for subsequent years, dividend equivalents are not paid on performance shares.

        The use of stock options and performance shares satisfies the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The Company historically makes stock option awards to current officers and employees each year on the date of the annual meeting of shareholders, and performance share awards no later than March 30, in order to qualify those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Company does not time the grant of long-term incentive awards in respect of the release of material, non-public information nor for the purpose of affecting the value of executive compensation.

        In 2010 the Company added additional clawback policies related to material restatement and fraud (see the "Compensation Recoupment Policy" section for additional details). In addition and in connection with their long-term incentive awards, the NEOs and all other recipients are required to sign an agreement containing confidentiality and non-competition obligations designed to protect the Company's confidential and proprietary information and to preserve the Company's competitive advantages. Under these clawback agreements, should an executive violate his or her confidentiality or non-compete obligations any award is automatically forfeited. The agreements also require, in certain circumstances, that an executive who has breached the confidentiality and non-compete agreements must return vested shares and/or gains from disposition of shares to the Company.

10.   Stock Ownership Guidelines

  As of December 31, 2010, all officers subject to stock ownership guidelines, including the NEOs, are in compliance with the guidelines.

        The Company continues to believe that requiring executive ownership of Company stock creates alignment between executives and shareholders and encourages executives to act to increase shareholder value. In 1996, the Company established stock ownership guidelines for its NEOs and other officers. In 2011, the Company increased the minimum ownership requirement for the CEO from 5x base salary to 6x. The stock ownership guidelines for the NEOs are established based upon their respective positions within the Company and are as follows:

NEO	Minimum Ownership Requirement as a Percentage of Base Salary	Currently in Compliance?
James T. Ryan	6x	Yes
Ronald L. Jadin	3x	Yes
Court D. Carruthers	3x	Yes
Donald G. Macpherson	3x	Yes
Michael A. Pulick	3x	Yes

        These ownership guidelines must be met within three years of being elected an officer or assuming a new position, and are reviewed annually by the Board. Officers who fail to achieve these ownership levels will not be eligible to receive any equity-based awards until they achieve their required ownership levels. Consistent with market best practices, shares owned directly by the officer (including those held as a joint tenant or as tenant in common), restricted stock or RSUs, shares underlying performance share awards once the number of shares is fixed based on achievement of the applicable revenue target, shares owned in a self-directed IRA, and certain shares owned or held for the benefit of a spouse or minor children are counted toward meeting the guidelines. Options (whether vested or unvested) and shares underlying performance share awards before the number of shares is fixed are not counted toward meeting the ownership guidelines.

        In addition, it is the Company's long-term goal for executives to meet additional ownership requirements expressed in outright ownership of actual shares. The Company has implemented a required 25% after-tax share retention ratio for NEOs. Upon receiving after-tax shares from the Company, if the NEO does not hold actual shares or deferred vested shares worth the required ownership multiple, he will be required to retain 25% of the net after-tax shares received from all settled equity.

11.   Hedging Prohibition

        The Company's Business Conduct Guidelines (which are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor) prohibit employees and the Board of Directors from engaging in any financial arrangement (including, without limitation, put and call options and short sales) that establish a short position in the Company stock and are designed to hedge or offset a decrease in market value.

12.   Other Benefits

        The other components of the Company's compensation program for NEOs are substantially similar to those available for most of the Company's employees. This includes the same health and welfare benefits and the same performance based PST contribution methodology for most U.S.-based employees. The Company provides Supplemental Profit Sharing Plans solely to maintain an equal percentage of PST compensation contribution to approximately 150 employees, including NEOs, who would be subject to contribution limitations imposed on qualified plans by the Internal Revenue Code. The Company does not provide any other supplemental retirement benefits to its NEOs or other employees based in the United States.

        The Profit Sharing Trust ("PST") is the primary Company-sponsored retirement vehicle for U.S.-based employees. The PST aligns the interests of the Company's employees, management, and shareholders as the Company's annual contribution to the PST is based on a formula that incorporates two key drivers of shareholder value—earnings performance and capital employed. The Company contributes a minimum of eight percent of payroll to the program and provides employees the opportunity to share in the success of the Company beyond this amount only if a threshold return on capital is achieved. The contribution percentage that each participating employee receives is a function of his or her years of service with the maximum contribution occurring at five or more years of service. The Company's U.S. NEOs participate in the PST on the same basis as all other employees. The Company does not maintain a defined benefit pension plan for U.S.-based employees.

        Effective February 2010, the Company implemented a 401(k) plan for certain newly acquired businesses in the U.S. whose employees do not participate in the PST. Approximately 100 employees of the Company's 18,000 employees (less than 1%) are currently eligible for the 401(k). None of the Company's NEOs are eligible for the 401(k) plan.

        Mr. Carruthers is an employee of the Company's Canadian subsidiary, Acklands—Grainger Inc. ("AGI"), and therefore participates in the AGI Notional Account Plan. The AGI Notional Account Plan (for designated executives) provides a 10% contribution (of earnings above C$233,500), which earns an investment return equal to the Canadian prime interest rate plus 1%.

        NEOs and certain other officers may elect to defer receipt of up to 50% of base salary and/or 85% of annual cash incentives under the 2004 Voluntary Salary and Incentive Deferral Plan, an unfunded deferred compensation plan. The purpose of the plan is to provide executives with retirement savings and financial planning opportunities that are not available to them in tax-qualified retirement plans due to Internal Revenue Code limitations.

        The Company has discontinued its executive death benefit program for executives hired after December 31, 2009. Executives hired after this date are provided insurance coverage on the same basis as is available for other employees. Unless offered to other Company employees, the Company will not make payments, grants, or awards following the death of an executive in the form of unearned salary or unearned bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards or ungranted equity, perquisites, and other payments or awards made in lieu of compensation. The NEOs and certain other Company officers have grandfathered participation in the Company's former Executive Death Benefit Plan. The beneficiary of a participant who dies while employed by the Company is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target annual incentive under the applicable cash incentive program. The Company has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Death Benefit Plan.

        NEOs were eligible to be reimbursed for up to $10,000 in financial services in 2010. The financial service reimbursements are fully taxable and not grossed-up to cover taxes. Officers are allowed the business use of corporate aircraft and car and driver, while Mr. Ryan is also allowed personal use of both. These benefits represent a cost-effective method of allowing the Company's top executives to more effectively use their time. Mr. Ryan did not utilize the corporate aircraft for personal use in 2010. All other benefits, including the PST contribution percentages and various welfare benefits provided to U.S. NEOs and other executive officers, are comparable to those provided to the majority of salaried and hourly U.S.-based Company employees.

        Mr. Carruthers receives a competitive Canadian benefits package, which includes benefits over and above those offered to regular Canadian AGI employees. These benefits include Group Life Insurance, Accidental Death & Dismemberment Insurance, Dependent Life Insurance, Dental Insurance, extended Health Insurance, and Annual Executive Medical Insurance.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Comp. (5)	Change in Pension Value and NQDC Earnings (6)	All Other Comp. (7)(8)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James T. Ryan	2010	$887,500	$0	$1,447,520	$2,997,540	$1,980,000	$0	$335,847	$7,648,407
Chairman of the Board,	2009	$850,000	$0	$1,243,890	$2,574,000	$0	$0	$337,607	$5,005,497
President and CEO	2008	$787,508	$0	$3,969,820	$1,199,850	$631,125	$0	$623,579	$7,211,882

Ronald L. Jadin	2010	$500,000	$0	$334,739	$712,530	$700,000	$0	$191,243	$2,438,512
Sr. Vice President and	2009	$440,000	$0	$292,680	$594,000	$0	$0	$132,975	$1,459,655
Chief Financial Officer	2008	$390,000	$0	$1,228,586	$284,175	$207,900	$0	$228,747	$2,339,408

Court D. Carruthers (9)	2010	$471,381	$0	$875,489	$712,530	$580,430	$1,862	$60,152	$2,701,844
Sr. Vice President and	2009	$428,164	$0	$618,640	$594,000	$187,322	$1,213	$67,729	$1,897,068
President, Grainger Intl

Donald G. Macpherson	2010	$433,750	$75,000	$334,739	$712,530	$623,000	$0	$100,825	$2,279,844
Sr. Vice President, Global Supply Chain	2009	$400,000	$75,000	$292,680	$594,000	$0	$0	$49,892	$1,411,572

Michael A. Pulick	2010	$438,750	$0	$334,739	$712,530	$623,000	$0	$154,461	$2,263,480
Sr. Vice President and	2009	$420,000	$0	$292,680	$594,000	$0	$0	$115,392	$1,422,072
President, Grainger U.S.

(1)
Represents annual salary received in the relevant year.

(2)
Mr. Macpherson received a $150,000 signing bonus; 50% payable upon the completion of one year of service and 50% payable upon the completion of the second year of service.

(3)
Represents the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Performance share grants are calculated at target achievement and may pay out up to 200% of the target award. The maximum total of the stock awards shown are $2,895,040, $669,478, $1,210,228, $669,748 and $669,748 for Messrs. Ryan, Jadin, Carruthers, Macpherson, and Pulick respectively.

(4)
Represents the grant date fair value of option awards computed in accordance with FASB ASC Topic 718.

(5)
Represents amounts recorded in the Company's financial statements for the relevant year for amounts paid under a 162(m)-qualified, shareholder-approved annual cash incentive plan.

(6)
The Company maintains a Non-Qualified Defined Contribution plan for Acklands — Grainger Inc.'s ("AGI") Designated Executives. The plan accrues earnings of 1% above the prime rate for nonqualified deferred accounts. For 2010, the 1% additional interest totals $1,862 for Mr. Carruthers. The Company does not maintain an employee pension plan nor does it issue above-market earnings on nonqualified deferred accounts for non-AGI officers.

(7)
For 2010, includes contributions accrued under the Company's profit sharing plan, the related supplemental profit sharing plan, and for deferred compensation plan participants, Company contributions that would otherwise have been made to the supplemental profit sharing plan and for deferred compensation plan participants, Company contributions that would otherwise have been made to the supplemental profit sharing plan ($183,289, $103,262, $63,186, and $99,673 for Messrs. Ryan, Jadin, Macpherson, and Pulick respectively). Also includes contributions accrued under the AGI Defined Contribution Plan and the AGI Notional Account Plan ($54,771 for Mr. Carruthers). Also includes reimbursement for financial services ($10,000, $8,811, $702, $885, and $9,505, for Messrs. Ryan, Jadin, Carruthers, Macpherson, and Pulick respectively), not grossed up to cover taxes.

Also includes the incremental cost of the Executive Death Benefit Program ($142,558, $79,170, $36,754, and $45,283 for Messrs. Ryan, Jadin, Macpherson, and Pulick), which provides a pre- and post-retirement death benefit (note that the program has been eliminated for all new participants). If a participant dies after retirement, an after-tax, lump-sum benefit approximating the participant's last annual salary and annual target bonus under the applicable cash incentive program is payable to the participant's designated beneficiary. Prior to retirement, a participant may elect to receive a reduced post-retirement payment, instead of an executive death benefit. In the event of a change in control of the Company, the plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80, subject to any applicable requirements of Internal Revenue Code Section 409A.

(8)
Mr. Carruthers receives a Canadian benefits package, which includes benefits over and above those offered to regular Canadian AGI employees. The incremental value of these benefits are $1,984 for Group Life Insurance, $248 for Accidental Death & Dismemberment Insurance, $6 for Dependent Life Insurance, $457 for Dental Insurance, $737 for Extended Heath Insurance, and $1,240 for an Annual Executive Medical Insurance.

(9)
Reflects the amount paid to Mr. Carruthers in Canadian dollars, which were converted into U.S. dollars at a rate of C$ 0.9976 to U.S. $1.0000. This is the spot conversion rate at the close of business on December 31, 2010, as quoted by the Wall Street Journal.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
								All Other Stock Awards: No. of Shares of Stock or Units (3)	All Other Option Awards: No. of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Actual Closing Price on Option Approval Date (6)	Grant Date Fair Value of Stock and Option Awards (7)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

James T. Ryan	1/1/10	$0	$990,000	$1,980,000
	1/1/10				8,000	16,000	32,000					$1,447,520
	4/28/10								122,000	$108.15	$108.43	$2,997,540

Ronald L. Jadin	1/1/10	$0	$350,000	$700,000
	1/1/10				1,850	3,700	7,400					$334,739
	4/28/10								29,000	$108.15	$108.43	$712,530

Court D. Carruthers	1/1/10	$0	$334,703	$669,407
	1/1/10				1,850	3,700	7,400					$334,739
	4/28/10							5,000				$540,750
	4/28/10								29,000	$108.15	$108.43	$712,530

Donald G.	1/1/10	$0	$311,500	$623,000
Macpherson	1/1/10				1,850	3,700	7,400					$334,739
	4/28/10								29,000	$108.15	$108.43	$712,530

Michael A. Pulick	1/1/10	$0	$311,500	$623,000
	1/1/10				1,850	3,700	7,400					$334,739
	4/28/10								29,000	$108.15	$108.43	$712,530

(1)
Represents potential amounts under the annual cash incentive award in the 2005 Incentive Plan, a 162(m)-qualified, shareholder-approved plan. The plan establishes a pool equal to five percent (5%) of the company's Net Earnings for the plan year. For 2010, the Committee used its discretion to reduce amounts to yield payments equal to those that would have plan establishes a pool equal to five percent (5%) of the company's Net Earnings for the plan year. For 2010, the Committee used its discretion to reduce amounts to yield payments equal to those that would have been made using the same financial measures as the Management Incentive Plans for the other NEOs. The estimated plan award for Mr. Carruthers was converted into U.S. dollars at a rate of C$ 0.9976 to U.S. $1.0000. This is the spot conversion rate at the close of business on December 31, 2010, as quoted by the Wall Street Journal.

(2)
The number of shares that may be earned for the 2010 grant of performance shares ranged from 0% to 200% of the target award and will be determined based on the Company's sales revenue performance in 2011. These shares will vest at the end of fiscal year 2012 if three-year average ROIC is greater than 18%. The Company selected these measures as they balance revenue growth with profitability, expense management, and asset management and are consistent with the short-term objectives established in the annual incentive program. The Company believes that it has set the ROIC targets sufficiently high to provide the appropriate level of motivation for participants based on market and industry expectations and believes there is a strong probability that the ROIC level can be attained, thus allowing the shares to vest in 2012.

(3)
Represents a retention RSU award for Mr. Carruthers related to his promotion to SVP & President, Grainger International. These RSUs have three-year cliff vesting.

(4)
Represents stock option awards with a ten-year term and three-year cliff vesting.

(5)
Awards were issued at fair market value, which the Company has consistently determined as the closing price on the day before the award is approved.

(6)
Represents the actual closing price on the day the award is approved.

(7)
Represents the full grant date fair value of awards as calculated under FASB ASC Topic 718 without spreading over the vesting period.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name	No. of Securities Underlying Unexercised Options Exercisable (1)	No. of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price (2)	Option Expiration Date (3)	No. of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested (7)

James T. Ryan	7,550			$54.14	4/27/14	60,000	$8,286,600	36,060	$4,980,247
	27,000			$52.29	4/26/15
	25,000			$76.61	4/25/16
	30,000			$83.08	4/24/17
		57,000		$85.82	4/29/18
		130,000		$81.49	4/28/19
		122,000		$108.15	4/27/20

Ronald L. Jadin	9,000			$45.50	4/29/13	14,300	$1,974,973	8,420	$1,162,886
	3,900			$54.14	4/27/14
	5,000			$52.29	4/26/15
	3,500			$76.61	4/25/16
	3,200			$83.08	4/24/17
		13,500		$85.82	4/29/18
		30,000		$81.49	4/28/19
		29,000		$108.15	4/27/20

Court D. Carruthers		8,000		$85.82	4/29/18	14,000	$1,933,540	8,420	$1,162,886
		30,000		$81.49	4/28/19
		29,000		$108.15	4/27/20

Donald G. Macpherson		8,000		$85.82	4/29/18	24,000	$3,314,640	8,420	$1,162,886
		30,000		$81.49	4/28/19
		29,000		$108.15	4/27/20

Michael A. Pulick	12,000			$83.08	4/24/17	15,500	$2,140,705	8,420	$1,162,886
		10,500		$85.82	4/29/18
		30,000		$81.49	4/28/19
		29,000		$108.15	4/27/20

(1)
Represents stock option awards with a ten-year term and three-year cliff vesting. Upon retirement from the Company, unvested options automatically vest and have the lesser of six years or the remaining term to be exercised. Mr. Ryan is currently retirement-eligible.

(2)
Awards were issued at fair market value, which the Company has consistently determined as the closing price on the day before the award is approved.

(3)
Represents ten years after the award date.

(4)
Represents unvested restricted stock units with three to seven-year cliff vesting.

(5)
Represents the aggregate unvested restricted stock units outstanding multiplied the year-end closing price ($138.11).

(6)
Represents the aggregate performance shares with a three-year cycle as described further in the Compensation Discussion & Analysis.

(7)
Represents the aggregate performance shares outstanding multiplied by the year-end closing price ($138.11).

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	No. of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	No. of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)

James T. Ryan	12,450	$757,707	9,230	$1,274,755
Ronald L. Jadin	0	$0	1,468	$178,274
Court D. Carruthers	7,300	$226,254	2,520	$318,128
Donald G. Macpherson	0	$0	0	$0
Michael A. Pulick	15,000	$895,089	2,620	$329,220

(1)
Represents the number of stock options exercised.

(2)
Represents the difference between the exercise price and the market price of the common stock on the date of exercise.

(3)
For Messrs. Jadin and Pulick, this represents 900 and 1,200 restricted stock units respectively, issued on April 26, 2006. For Mr. Carruthers this represents 1,100 restricted stock units issued on April 25, 2007. For Messrs. Ryan, Jadin, Carruthers and Pulick this represents 9,230, 568, 1,420, and 1,420 shares, respectively, vested on December 31, 2010, in settlement of performance share awards granted on January 1, 2008.

(4)
Represents the value of the restricted stock units and performance shares on the vesting date.

Pension Benefits

Name	Plan Name	No. of Years Credited Service	Present Value of Accumulated Benefit	Payouts During Last Fiscal Year

James T. Ryan	None	n/a	n/a	n/a
Ronald L. Jadin	None	n/a	n/a	n/a
Court D. Carruthers	None	n/a	n/a	n/a
Donald G. Macpherson	None	n/a	n/a	n/a
Michael A. Pulick	None	n/a	n/a	n/a

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions (4)		Aggregate Balance at Last FYE (5)

James T. Ryan	Deferred RSUs	$0	$0	$1,327,730	-$	776,440	$5,662,510

	SPSP & SPSP II	$0	$230,005	$146,575		$0	$1,624,040

	Total	$0	$230,005	$1,474,305	-$	776,440	$7,286,550

Ronald L. Jadin	SPSP & SPSP II	$0	$42,086	$12,502		$0	$106,651

	Voluntary Salary & Incentive Deferral	$0	$32,881	$78,740		$0	$1,079,120

	Total	$0	$74,967	$91,242		$0	$1,185,771

Court D. Carruthers	AGI Notional Account Plan	$0	$43,519	$6,702		$0	$236,392

	Total	$0	$43,519	$6,702		$0	$236,392

D.G. Macpherson	SPSP & SPSP II	$0	$29,979	$3,320		$0	$37,496

	Total	$0	$29,979	$3,320		$0	$37,496

Michael A. Pulick	Deferred RSUs	$0	$0	$433,600		$0	$1,381,100

	SPSP & SPSP II	$0	$44,066	$27,600		$0	$227,497

	Voluntary Salary & Incentive Deferral	$41,585	$23,872	$53,864	-$	40,134	$448,385

	Total	$41,585	$67,938	$515,064	-$	40,134	$2,056,982

(1)
Represents voluntary salary and short term incentive deferrals for Mr. Pulick.

(2)
The Company provides the supplemental profit sharing plans (SPSPs) solely to maintain an equal percentage of PST contribution to approximately 150 employees (including all NEOs) who would be subject to contribution limits imposed on qualified plans by the Internal Revenue Code. For Messrs. Ryan, Jadin, Pulick, and Macpherson this represents the company SPSPs contribution. For Mr. Carruthers, this represents the company contribution to the AGI Notional Account Plan. These contributions were disclosed as part of "All Other Comp." in the 2009 Summary Compensation Table.

For Messrs. Jadin and Pulick, represents make-whole contributions to the SPSPs that would otherwise have been made had the individuals not voluntarily deferred salary in 2009. The deferrals were disclosed on the 2009 Nonqualified Deferred Compensation Table.

(3)
Represents earnings on all nonqualified deferred compensation balances, including SPSP earnings, stock price appreciation and dividend equivalent payments for vested, deferred restricted stock units, and for Messrs. Jadin and Pulick, earnings on voluntary deferrals. Investment choices for any officer, including an NEO, who elects to defer salary and/or bonus, may be made only from the same investment funds available to all employees under the Company's profit sharing plan. The rate of return on the individual accounts (positive or negative) is a function of the participant-selected investment funds. A participating officer may elect to receive distribution of deferred amounts upon his or her retirement or disability or upon a specified date certain, and may elect to receive the distributions as a single sum or in annual installments over a period of up to 15 years. If a participant dies, any undistributed deferred amounts will be distributed to the participant's designated beneficiary in a single sum as soon as administratively practicable. If a participant's employment terminates for any reason other than retirement, disability or death, the deferred amounts will be paid to the participant as soon as administratively practicable. In the event of a change in control of the Company, all deferred amounts will be paid to participants in a lump sum within five days after the change in control, subject to any applicable requirements of Internal Revenue Code Section 409A. Mr. Pulick and other officers voluntarily participated in this plan in 2010. None of the amounts reported in this column are reported in the 2010 Summary Compensation Table.

(4)
For Mr. Ryan, represents 7,000 RSUs granted and vested on April 26, 2006 and settled on April 26, 2010. For Mr. Pulick, represents 2004 salary, short term incentive and restorative contributions of which Mr. Pulick elected to receive payment on February 1, 2010.

(5)
Aggregate year-end balances for the SPSPs, vested deferred restricted stock units, and for Messrs. Jadin and Pulick, year-end balances for their voluntary deferral accounts. Messrs. Ryan and Pulick have 41,000 and 10,000 vested, deferred RSUs outstanding, respectively.

13.   Employment Contracts, Change in Control Arrangements, and Termination of Employment Arrangements

  The Company does not maintain any employment agreements with its executives.

Change in Control Agreements

        The Company has Change in Control Agreements ("CIC Agreements") with a number of executives. These CIC Agreements are intended to ensure that in the event of a pending or threatened change in control of the Company the Company retains its management and that their full attention is focused on the best interests of the Company and its shareholders and not on their future employment prospects or uncertainty about their compensation and benefits under those circumstances.

        The Company's CIC Agreements are "double-trigger" arrangements that require both a change in control of the Company and within the following two-year period: (a) the executive's employment is terminated other than for cause, or (b) the executive terminates employment for good reason (for example, because the Company reduced the executive's authority or aggregate benefits). Under each CIC Agreement, the executive is entitled to certain benefits which include a lump-sum payment generally equal to 2x the sum of (i) the executive's annual salary, (ii) the executive's target annual incentive, and (iii) in connection with the Company's non-contributory profit sharing plans, a percentage of annual salary and annual incentive equal to the average percentage of covered compensation contributed by the Company under the plans for the last three fiscal years. The executive is also entitled to two years of continued health and dental benefits.

        In the past year, the Company made the following changes to the CIC Agreements:

  •
  All existing agreements have been amended and no longer include a tax gross-up benefit;

  •
  All existing agreements that contained a severance multiple of 3x have been amended to 2x; and

  •
  Only certain executives will be eligible for future agreements (approximately 10 employees). Existing agreements as amended will remain in place.

Change in Control—Equity Plans

        Under the terms of the Company's 1990 Long-Term Incentive Plan, as amended, 2001 Long-Term Incentive Plan, as amended, 2005 Incentive Plan, as amended, 2010 Incentive Plan, and Director Stock Plan, as amended ("Plans"), a change in control generally results in the following:

  •
  Accelerated vesting of any unexercised options, whether or not exercisable on the date of such change in control;

  •
  Accelerated vesting of unvested RSU awards; and

  •
  Settlement of performance share awards in common stock equal to 100 percent of the executive's performance share target.

Deductibility of Executive Compensation; Accounting Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Compensation that qualifies as "performance-based" compensation is not subject to the deductibility limit. A Company objective is to attempt to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the cash incentive plan in which the NEOs participate, gains on exercises of stock options, and shares received as the result of performance share awards are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit. Awards of time-vested restricted stock and RSUs are not exempt from the Section 162(m) deductibility limit and all or a portion of these awards may be nondeductible when the awards vest. While the accounting treatment applicable to the Company's compensation programs was taken into account in designing those programs, it was not a significant consideration.

        Upon vesting, settlement or maturity, equity awards under the 2010 Incentive Plan and predecessor plans are distributed in the form of shares of the Company's common stock. Under the Accounting Standards Codification ("ASC") 718 (formerly FAS 123R), these types of awards are considered equity awards. As a result, the total amount of compensation expense to be recorded for the awards is based on the fair value of the awards on the grant date. This fair value is then recorded ratably over the vesting period, usually three or four years, and is recorded to compensation expense and as an increase in paid-in capital. The amount of compensation expense is not subsequently adjusted for changes in the Company's share price, for the actual number of shares distributed, or for any other factors except for forfeitures or variable accounting associated with performance share awards. If an equity award is forfeited, all previously recorded compensation expensed is reversed. While the accounting treatment described above was considered in the development of our long-term incentive program, it was not a material consideration.

Compliance with Section 409A of the Internal Revenue Code

        The Company engaged outside counsel and consultants to ensure that its plans and procedures are in compliance with the deferred compensation rules found in Section 409A of the Internal Revenue Code. This involved a review of cash and equity incentive plans, supplemental retirement plans, deferral plans, CIC Agreements, and covered severance plans. To be in documentary compliance with Section 409A, the Board approved amendments to the Executive Death Benefit Plan, the 2004 Voluntary Salary and Incentive Deferral Plan, the Supplemental Profit Sharing Plan II, and the Change in Control Agreements so that these plans were Section 409A compliant as of January 1, 2008.

14.   Compensation Recoupment Policy ("Clawbacks")

        The Company has an expanded executive compensation recoupment policy (or "clawback") for equity and annual incentive payments made to officers. The Company can recover incentive compensation (cash or equity) based on achievement of financial results that were the subject of a restatement if the officer engaged in criminal conduct or financial fraud. The policy also permits the recovery of all or a portion of any incentive compensation in the case of materially inaccurate financial statements whether or not they result in a restatement and whether or not the executive officer has engaged in wrongful conduct. In addition, should an executive violate his or her confidentiality or non-compete obligations, any award is automatically forfeited, and in certain circumstances, the executive must return vested shares and/or gains from disposition of shares to the Company. Recoveries under these provisions can extend back for three years.

        This policy applies to any incentive compensation awarded or paid to an employee at a time when he or she is an officer. Subsequent changes in status, including retirement or termination of employment do not impact the Company's rights to recover compensation under this policy.

Termination

        None of the NEOs are legally entitled to severance upon termination, as the Company does not maintain a severance program for its executives and the Company does not maintain any employment agreements with its executives.

Retirement

        The definition of retirement eligibility is the same for all U.S. employees. Under this definition, an employee is retirement-eligible upon attaining any of the following:

  •
  Age 60;

  •
  Age 55 and 20 years of service; or

  •
  25 years of service.

        Mr. Ryan is the only NEO who is currently retirement-eligible.

        The Company provides the following post-termination benefits and payments upon retirement:

  •
  Outstanding stock options become vested and executives have the right to exercise such options within six years from date of termination or for the remaining term of the option, whichever is less;

  •
  In the year of retirement, a fraction of the stock option award received in the year of retirement vests based on the number of months the executive worked that year;

  •
  Settlement of performance shares occurs after the end of the performance period in common stock equal to the number of the executive's outstanding performance shares earned for the performance period multiplied by the prorated portion of the performance period completed;

  •
  Cash payments equal to account balances under the Profit Sharing Trust, any supplemental profit sharing program, and the 2004 Voluntary Salary and Incentive Deferral Plan will be made in installment payments for up to 15 years or in a lump-sum payment based on the election made by the executive in accordance with the terms and conditions of those plans; and

  •
  Reduced life insurance benefits until executive's death.

        In addition to the retirement benefits listed above, NEOs may receive benefits under the Company's disability plan or payments under the Company's Executive Death Benefit Plan in the event of death or disability, as applicable.

        The following tables illustrate the potential incremental payments and benefits based on December 31, 2010 computations that could be received by the NEOs upon a termination or change in control of the Company. The amounts shown below assume that such termination or change in control was effective as of December 31, 2010 and thus only includes amounts earned through such date. However, the actual amounts that would be paid out under each circumstance can only be determined at the time of separation.

Other Potential Post-Employment Payments

Ryan, James T.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement (10) ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$4,568,004

Management Incentive
Program Prorated Annual Bonus Guarantee	$0	$0	$0	$0	$0	$0	$0

Long-Term Incentives
Stock Options Unvested and Accelerated Awards (2)	$0	$0	$13,782,970	$13,782,970	$13,782,970	$0	$0

Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0	$2,900,310	$8,286,600	$8,286,600	$8,286,600	$8,286,600

Performance Shares
Unvested and Accelerated Awards (4)	$0	$0	$2,583,578	$2,583,578	$2,583,578	$4,557,630	$4,557,630

Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0	$0	$0	$0	$0	$0

Deferred Compensation	$0	$0	$0	$0	$0	$0	$0

Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0	$0	$0	$0	$0	$535,824

Life Insurance and Death Benefit Payout (7)	$0	$0	$644,348	$7,460,814	$0	$0	$808,805

Disability Payments	$0	$0	$0	$0	$0	$0	$0

Perquisites and Tax Payments
Excise Tax & Gross-Up (8)	$0	$0	$0	$0	$0	$0	$0

Outplacement (9)	$0	$0	$0	$0	$0	$0	$135,000

Total	$0	$0	$19,911,206	$32,113,962	$24,653,148	$12,844,230	$18,891,863

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Ryan has four grants of unvested restricted stock units as of December 31, 2010.

(4)
In the event of retirement, death or disability, Mr. Ryan is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Ryan was employed by the Company during the performance period.

(5)
Mr. Ryan does not have any unvested profit sharing amounts as of December 31, 2010.

(6)
The health and welfare benefits value upon a change in control followed by termination without cause or with good reason is based upon two years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the two years using 9% health and 6% dental annual trends as well as a 5% annual discount factor. In addition, Mr. Ryan has accumulated Company subsidy value towards his purchase of retiree medical with the change in value based on the additional three years service credit due to the CIC provision factored into the value calculation as well.

(7)
Upon death, Mr. Ryan's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Figure above reflects the present value lump-sum payment amount based upon the FAS discount rate of 5.10%. Upon retirement, he has elected to receive a present value cash settlement at retirement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6.0% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value, but based on the Applicable Federal Rate of 4.24%.

(8)
Effective in July 2010, the Company no longer provides a tax gross-up of any Excise Taxes that may be required.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Ryan with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Ryan has met the eligibility requirements for retirement under the Company's retirement plan as of December 31, 2010.

Jadin, Ronald L.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement (10) ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0		$0	$0	$0	$2,054,393

Management Incentive Program
Prorated Annual Bonus Guarantee	$0	$0		$0	$0	$0	$0

Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0		$3,273,355	$3,273,355	$3,273,355	$3,273,355

Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0		$1,974,973	$1,974,973	$1,974,973	$1,974,973

Performance Shares
Unvested and Accelerated Awards (4)	$0	$0		$604,922	$604,922	$1,063,447	$1,063,447

Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0		$0	$0	$0	$0

Deferred Compensation	$0	$0		$0	$0	$0	$0

Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0		$0	$0	$0	$29,283

Life Insurance and Death Benefit Payout (7)	$0	$0		$3,355,392	$0	$0	$332,450

Disability Payments	$0	$0		$0	$0	$0	$0

Perquisites and Tax Payments
Excise Tax & Gross-Up (8)	$0	$0		$0	$0	$0	$0

Outplacement (9)	$0	$0		$0	$0	$0	$75,000

Total	$0	$0		$9,208,642	$5,853,250	$6,311,775	$8,802,901

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Jadin has three grants of unvested restricted stock units as of December 31, 2010.

(4)
In the event of retirement, death or disability, Mr. Jadin is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Jadin was employed by the Company during the performance period. Mr. Jadin, however, is not retirement eligible as of December 31, 2010.

(5)
Mr. Jadin does not have any unvested profit sharing amounts as of December 31, 2010.

(6)
The health and welfare benefits value upon change in control followed by termination without cause or with good reason is based upon two years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the two years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(7)
Upon death, Mr. Jadin's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan. Figure above reflects the present value lump-sum payment amount based upon the FAS discount rate of 5.10%.

(8)
Effective in July 2010, the Company no longer provides a tax gross-up of any Excise Taxes that may be required.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Jadin with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Jadin is not eligible for retirement under the Company's retirement plan as of December 31, 2010.

Carruthers, Court D.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement[9] ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0		$0	$0	$0	$2,064,290

Management Incentive Program
Prorated Annual Bonus Guarantee	$0	$0		$0	$0	$0	$0

Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0		$2,985,760	$2,985,760	$2,985,760	$2,985,760

Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0		$1,933,540	$1,933,540	$1,933,540	$1,933,540

Performance Shares
Unvested and Accelerated Awards (4)	$0	$0		$604,922	$604,922	$1,063,447	$1,063,447

Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0		$0	$0	$0	$0

Deferred Compensation	$0	$0		$0	$0	$0	$0

Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0		$0	$0	$0	$29,353

Life Insurance and Death Benefit Payout (7)	$0	$0		$3,275,785	$0	$0	$200,632

Disability Payments	$0	$0		$0	$0	$0	$0

Perquisites and Tax Payments
Excise Tax & Gross-Up (8)	$0	$0		$0	$0	$0	$0

Outplacement (9)	$0	$0		$0	$0	$0	$71,722

Total	$0	$0		$8,800,007	$5,524,222	$5,982,747	$8,348,744

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Carruthers has three grants of unvested restricted stock units as of December 31, 2010.

(4)
In the event of retirement, death or disability, Mr. Carruthers is entitled to receive in settlement of performance shares, a number of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Carruthers was employed by the Company during the performance period. Mr. Carruthers, however, is not retirement eligible as of December 31, 2010.

(5)
Mr. Carruthers does not have any unvested profit sharing amounts as of December 31, 2010.

(6)
The health and welfare benefits value upon change in control followed by termination without cause or with good reason is based upon two years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the two years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(7)
Upon death, Mr. Carruthers' survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan. Figure above reflects the present value lump-sum payment amount based upon the FAS discount rate of 5.10%.

(8)
Effective in July 2010, the Company no longer provides a tax gross-up of any Excise Taxes that may be required.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Carruthers with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Carruthers is not eligible for retirement under the Company's retirement plan as of December 31, 2010.

Macpherson, Donald G.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement (10) ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0		$0	$0	$0	$1,828,410

Management Incentive Program
Prorated Annual Bonus Guarantee	$0	$0		$0	$0	$0	$0

Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0		$2,985,760	$2,985,760	$2,985,760	$2,985,760

Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0		$3,314,640	$3,314,640	$3,314,640	$3,314,640

Performance Shares
Unvested and Accelerated Awards (4)	$0	$0		$604,922	$604,922	$1,063,447	$1,063,447

Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0		$0	$0	$0	$46,493

Deferred Compensation	$0	$0		$0	$0	$0	$0

Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0		$0	$0	$0	$29,353

Life Insurance and Death Benefit Payout (7)	$0	$0		$2,986,299	$0	$0	$225,107

Disability Payments	$0	$0		$0	$0	$0	$0

Perquisites and Tax Payments
Excise Tax & Gross-Up (8)	$0	$0		$0	$0	$0	$0

Outplacement (9)	$0	$0		$0	$0	$0	$66,750

Total	$0	$0		$9,891,621	$6,905,322	$7,363,847	$9,559,960

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Macpherson has three grants of unvested restricted stock units as of December 31, 2010.

(4)
In the event of retirement, death or disability, Mr. Macpherson is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Macpherson was employed by the Company during the performance period. Mr. Macpherson, however, is not retirement eligible as of December 31, 2010.

(5)
Mr. Macpherson does have unvested profit sharing amounts as of December 31, 2010.

(6)
The health and welfare benefits value upon change in control followed by termination without cause or with good reason is based upon two years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the two years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(7)
Upon death, Mr. Macpherson's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan. Figure above reflects the present value lump-sum payment amount based upon the FAS discount rate of 5.10%.

(8)
Effective in July 2010, the Company no longer provides a tax gross-up of any Excise Taxes that may be required.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Macpherson with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Macpherson is not eligible for retirement under the Company's retirement plan as of December 31, 2010.

Pulick, Michael A.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement (10) ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0		$0	$0	$0	$1,828,410

Management Incentive Program
Prorated Annual Bonus Guarantee	$0	$0		$0	$0	$0	$0

Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (2)	$0	$0		$3,116,485	$3,116,485	$3,116,485	$3,116,485

Restricted Stock Units
Unvested and Accelerated Awards (3)	$0	$0		$2,140,705	$2,140,705	$2,140,705	$2,140,705

Performance Shares
Unvested and Accelerated Awards (4)	$0	$0		$604,922	$604,922	$1,063,447	$1,063,447

Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (5)	$0	$0		$0	$0	$0	$0

Deferred Compensation	$0	$0		$0	$0	$0	$0

Benefits
Continuation of Health & Welfare Benefits (6)	$0	$0		$0	$0	$0	$29,353

Life Insurance and Death Benefit Payout (7)	$0	$0		$2,986,299	$0	$0	$254,092

Disability Payments	$0	$0		$0	$0	$0	$0

Perquisites and Tax Payments
Excise Tax & Gross-Up (8)	$0	$0		$0	$0	$0	$0

Outplacement (9)	$0	$0		$0	$0	$0	$66,750

Total	$0	$0		$8,848,411	$5,862,112	$6,320,637	$8,499,242

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Unvested options become immediately exercisable in the event of death, disability, retirement, or a change in control.

(3)
Mr. Pulick has three grants of unvested restricted stock units as of December 31, 2010.

(4)
In the event of retirement, death or disability, Mr. Pulick is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Pulick was employed by the Company during the performance period. Mr. Pulick, however, is not retirement eligible as of December 31, 2010.

(5)
Mr. Pulick does not have any unvested profit sharing amounts as of December 31, 2010.

(6)
The health and welfare benefits value upon change in control followed by termination without cause or with good reason is based upon two years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the two years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(7)
Upon death, Mr. Pulick's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan. Figure above reflects the present value lump-sum payment amount based upon the FAS discount rate of 5.10%.

(8)
Effective in July 2010, the Company no longer provides a tax gross-up of any Excise Taxes that may be required.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Pulick with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Pulick is not eligible for retirement under the Company's retirement plan as of December 31, 2010.

EQUITY COMPENSATION PLANS

        This table contains information as of December 31, 2010 about Grainger's equity compensation plans, all of which have been approved by Grainger's shareholders.

	Number of common shares to be issued upon exercise of outstanding options warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights		Number of common shares available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by shareholders	6,823,535	(1)	$77.61	(2)	4,468,959	(3)
Equity compensation plans not approved by shareholders	-0-		N/A		-0-

Total	6,823,535		$77.61		4,468,959

(1)
Includes an aggregate of 1,600,217 restricted stock units and an aggregate of 130,377 deferred stock units that are to be settled by the issuance of shares of common stock on a 1 for 1 basis. Additionally, includes 109,800 and 67,320 performance shares which will vest at the end of fiscal 2012 and 2011, respectively, only if the average ROIC performance over the three-year period from 2010 through 2012 and 2009 through 2011, respectively, is greater than or equal to 18%. In addition, includes 34,573 performance shares which vested at the end of fiscal 2010 and are expected to settle in 2011.

(2)
Weighted-average exercise price of outstanding options; excludes restricted stock units, deferred stock units and performance shares.

(3)
Represents shares of common stock authorized for issuance under the 2010 Incentive Plan (the "2010 Plan") in connection with awards of stock options, stock appreciation rights, stock units, shares of common stock, restricted shares of common stock and other stock-based awards. Under the 2010 Plan, shares issued pursuant to "Full Value Awards" (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, or other stock based awards) count against the 2010 Plan's share authorization at a rate of 2.66 to 1, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1.

 TRANSACTIONS WITH RELATED PERSONS

        Grainger's Business Conduct Guidelines require that conflicts of interest in any form be avoided. The Board has adopted written policies and procedures, to be applied by the Board Affairs and Nominating Committee, for the review, approval or ratification of any transactions with related persons. Those policies and procedures apply to any proposed transaction in which Grainger is a participant, the amount involved exceeds $120,000, and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest. The policy requires that any such proposed transaction be reviewed by the Board Affairs and Nominating Committee to determine, among other things, the benefits of the transaction to Grainger, the availability of other sources of comparable products or services, and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

        David W. Grainger, who is the beneficial owner of approximately 8.73% of the Company's outstanding common stock, is a non-executive officer of the Company. As compensation for his services as an officer, Mr. Grainger received an annual salary of $110,000, perquisites and benefits the same as those received by other officers, and the ability to use the Company aircraft and car and driver for personal travel, subject to the requirement that he fully reimburse the Company for such use.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee of the Board of Directors has approved, subject to shareholder ratification at the meeting, the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

        The Board recommends a vote FOR the proposal to ratify the appointment of independent auditor.

        Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the vote. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint another independent auditor for the next year.

PROPOSAL TO CONSIDER AND HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Company is asking its shareholders for their non-binding advisory approval of the compensation of its Named Executive Officers ("Say on Pay") as disclosed in the "Compensation Discussion and Analysis" section of this proxy statement in accordance with the Securities and Exchange Commission rules.

        As described in detail under "Compensation Discussion and Analysis," the Company's compensation program is based upon a philosophy that is applied to all Company employees—to attract and retain the best people and provide appropriate performance based incentives that encourage them to achieve results that create long-term shareholder value. The Company sets target compensation for the Named Executive Officers to approximate the market median of compensation at companies of similar size and complexity. Employees at all levels of the Company, including its executives, are provided clear incentives to grow the business (Sales Growth) while achieving investment returns (Return on Invested Capital or "ROIC") for the Company's shareholders. The compensation program is structured to significantly reward long-term performance while not encouraging excessive risk taking. Please read the "Compensation Discussion and Analysis" beginning on page 28 for additional details about the compensation of the Named Executive Officers.

        This Say on Pay vote is intended to address the compensation of the Named Executive Officers as disclosed in the "Compensation Discussion and Analysis" section of this proxy statement as a whole rather than any specific item or amount of executive compensation.

        We are asking our shareholders to vote "FOR" the following advisory resolution at the Company's 2011 annual meeting:

  "Resolved, that the compensation of the Company's Named Executive Officers, as disclosed in the "Compensation Discussion and Analysis" section of this proxy statement, including the related tables, notes and narrative is hereby approved by the Company's shareholders."

        This advisory vote on the compensation of the Company's Named Executive Officers is determined by the votes of a majority of the shares represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the vote.

        This Say on Pay vote is advisory and non-binding on the Company, our Board of Directors and the Compensation Committee of the Board. However, the Board of Directors and the Compensation Committee of the Board, which is comprised of independent directors, expect to take into account the outcome of this Say on Pay vote when making future compensation decisions regarding the Company's Named Executive Officers.

        The Board of Directors recommends a vote "FOR" the approval of the advisory resolution on the compensation of the Company's Named Executive Officers.

PROPOSAL TO CONSIDER AND HOLD AN ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Company is asking shareholders to cast an advisory vote on how often they wish to hold a shareholder advisory vote on Named Executive Officer compensation ("Say on Pay"). Shareholders are being asked to vote on whether the Say on Pay vote should occur every one year, every two years or every three years.

        The Board of Directors and the Compensation Committee of the Board, which is comprised of independent directors, believe that an annual Say on Pay shareholder advisory vote on the compensation of the Company's Named Executive Officers will provide shareholders the most frequent opportunity to provide the Company with input on its executive compensation and therefore, recommend that you vote for an annual (one year) interval for the shareholder advisory vote on the compensation of the Company's Named Executive Officers.

        If a majority of the votes are not cast for one option, the Board of Directors will consider the option of once every one, two or three years that receives the highest number of votes cast as the shareholders' preferred choice of voting frequency for the advisory vote on the compensation of the Named Executive Officers. While the Board of Directors and the Compensation Committee of the Board value the opinions of the Company's shareholders and will consider the outcome of the vote, because this vote is advisory and not binding on the Company, Board of Directors or the Compensation Committee of the Board, the Board and the Compensation Committee may decide it is in the best interests of the shareholders and the Company to hold an advisory vote on the compensation of the Company's Named Executive Officers more or less frequently than the option receiving the most votes of shareholders.

        You may cast your vote on your preferred choice of voting frequency by choosing the option of voting every one year, every two years, or every three years or you may abstain from voting, on the enclosed proxy card. Abstentions and broker non-votes will not affect the outcome of the vote. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors.

        The Board of Directors recommends a vote for every "ONE YEAR" as the frequency for shareholder advisory votes on the compensation of the Company's Named Executive Officers.

Appendix A

W.W. GRAINGER, INC.

Categorical Standards for Director Independence

        Business Transactions.    A director's independence will not be deemed to be impaired by reason of his or her service as an executive officer of another company that does business with Grainger if in each of the three most recent fiscal years the other company's annual sales to Grainger are less than one percent (1%) of that company's consolidated gross revenues and if in each of the three most recent fiscal years Grainger's sales to the other company are less than one percent (1%) of that company's consolidated gross revenues.

        Tax-Exempt Contributions.    A director's independence will not be deemed to be impaired by reason of his or her service as an officer, director or trustee of a tax-exempt organization that receives contributions from Grainger if Grainger's contributions to the organization are less than one percent (1%) of the organization's total annual contributions.

A-1

002CSI0931

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000091140_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Brian P. Anderson 02 Wilbur H. Gantz 03 V. Ann Hailey 04 William K. Hall 05 Stuart L. Levenick 06 John W. McCarter, Jr. 07 Neil S. Novich 08 Michael J. Roberts 09 Gary L. Rogers 10 James T. Ryan 11 E. Scott Santi 12 James D. Slavik W.W. GRAINGER, INC. 100 GRAINGER PARKWAY LAKE FOREST, IL 60045 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1:00 A.M. Central Time, on April 27, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 1:00 A.M. Central Time, on April 27, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2011. 3 Say on Pay: Advisory proposal to approve compensation of the Company's Named Executive Officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 Say When on Pay: Advisory proposal to select the frequency of the advisory vote on compensation of the Company's Named Executive Officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000091140_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . W.W. GRAINGER, INC. Annual Meeting of Shareholders April 27, 2011 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints James T. Ryan and Ronald L. Jadin, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 27, 2011 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting. A majority of proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1, 2, and 3 and for ONE YEAR for item 4. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side This material is being sent to you by reason of your participation in one or more of the following plans available to eligible employees of W.W. Grainger, Inc. and/or its subsidiaries: W.W. Grainger, Inc. Employees’ Profit Sharing Plan W.W. Grainger, Inc. 404(k) Plan Employee Stock Purchase Plan

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01AEXF 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — MANAGEMENT RECOMMENDS A VOTE “FOR” ITEMS 1, 2, AND 3 AND A VOTE OF “ONE YEAR” FOR ITEM 4. For Against Abstain 2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2011. 4. Say When on Pay: Advisory proposal to select the frequency of the advisory vote on compensation of the Company’s Named Executive Officers. For Against Abstain 3. Say on Pay: Advisory proposal to approve compensation of the Company’s Named Executive Officers. 5. In their discretion upon such other matters as may properly come before the meeting. 01 - Brian P. Anderson 04 - William K. Hall 07 - Neil S. Novich 02 - Wilbur H. Gantz 05 - Stuart L. Levenick 08 - Michael J. Roberts 03 - V. Ann Hailey 06 - John W. McCarter, Jr. 09 - Gary L. Rogers 1. Election of Directors: For Withhold For Withhold 10 - James T. Ryan 11 - E. Scott Santi 12 - James D. Slavik For Withhold IMPORTANT ANNUAL MEETING INFORMATION 1 Yr 2 Yrs 3 Yrs Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 1 0 4 8 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/gww • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Proxy for Annual Meeting of Shareholders, April 27, 2011 100 Grainger Parkway, Lake Forest, Illinois 60045-5201 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James T. Ryan and Ronald L. Jadin, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 27, 2011 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting. A majority of proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1, 2, and 3 and for ONE YEAR for item 4. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. (Continued and to be voted, signed and dated on reverse side.) Proxy — W.W. GRAINGER, INC. + + C Non-Voting Items Change of Address — Please print new address below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.